--------------------------------------------------------------------------------

                         STANDARD TERMS FOR POOLING AND

                              SERVICING AGREEMENTS

--------------------------------------------------------------------------------

                           Dated as of ________, 2000

                 REMIC Pass-Through Certificates, Series 2000-__

--------------------------------------------------------------------------------

                                    ARTICLE I
                                   DEFINITIONS
Section 1.01.  Definitions....................................................1


                                   ARTICLE II
           CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.01.  Conveyance of Trust Fund......................................21
Section 2.02.  Acceptance by Trustee.........................................23
Section 2.03.  Representations and Warranties of CFMSI and CFM...............24
Section 2.04.  Substitution of Quilified Substitute Mortgage Loans
                 for Nonconforming Mortgage Loans............................26
Section 2.05.  Sale of Additional Mortgage Loans.............................27
Section 2.06.  Authentication of Certificates................................28

                                  ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 3.01.  Servicing.....................................................28
Section 3.02.  Collection of Mortgage Payments...............................29
Section 3.03.  Subservicing Agreements.......................................30
Section 3.04.  No Contractual Relationship...................................30
Section 3.05.  Assumption or Termination of Subservicing Agreement...........30
Section 3.06.  P&I Account; Certificate Account..............................30
Section 3.07.  Delinquency Advances; Servicing Advances......................32
Section 3.08.  Compensating Interest.........................................33
Section 3.09.  Maintenance of Insurance......................................33
Section 3.10.  Due-on-Sale Clauses; Assumption and Substitution..............33
Section 3.11.  Realization Upon Defaulted Mortgage Loans; Workouts...........34
Section 3.12.  Trustee to Corporate; Release of Files........................36
Section 3.13.  Servicing Compensation........................................36
Section 3.14.  Annual Statement of Compliance................................37
Section 3.15.  Annual Accountants' Report....................................37
Section 3.16.  Access to Loan Documentation and Information..................37
Section 3.17.  Inspections; Errors and Omissions Insurance...................37
Section 3.18.  Additional Servicing Responsibilities for Second
                 Mortgage Loans..............................................38
Section 3.19.  Prepayment Charges............................................38
Section 3.20.  Escrow Account................................................38
Section 3.21.  Refinancings of Mortgage Loans................................38

                                   ARTICLE IV
                            ACCOUNT AND DISTRIBUTION
Section 4.01.  Collection of Money...........................................39

Section 4.02.  Accounts......................................................39
Section 4.03.  Investment of Accounts........................................39
Section 4.04.  Pre-Funding Account and Capitalized Interest Account..........41
Section 4.05.  Eligible Investments..........................................41
Section 4.06.  Accounting and Directions by Trustee..........................43
Section 4.07.  Reports by Trustee to Holders.................................45
Section 4.08.  Other Reports by Trustee......................................45
Section 4.09.  Commission Filings............................................45
Section 4.10.  Amounts Not Distributed.......................................45
Section 4.11.  Payment of Trustee Expenses...................................46

                                    ARTICLE V
                                THE CERTIFICATES
Section 5.01.  The Certificates..............................................46
Section 5.02.  Registration of Transfer and Exchange of Certificates.........47
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.............50
Section 5.04.  Persons Deemed Owners.........................................51
Section 5.05.  Access to List of Certificateholders' Names and Addresses.....51
Section 5.06.  Definitive Certificates.......................................51
Section 5.07.  Notices to Clearing Agency....................................51

                                   ARTICLE VI
                                  CFMSI AND CFM
Section 6.01.  Liability.....................................................52
Section 6.02.  Merger or Consolidation, or Assumption of the Obligations.....52
Section 6.03.  Limitation on Liability.......................................52
Section 6.04.  CFM Not to Resign.............................................52
Section 6.05.  Maintenance of Office or Agency...............................53
Section 6.06.  Delegation of Duties..........................................53

                                   ARTICLE VII
                          SERVICER DEFAULT; RESIGNATION
Section 7.01.  Servicing Events of Default...................................53

                                  ARTICLE VIII
                                   THE TRUSTEE
Section 8.01.  Duties of the Trustee.........................................56
Section 8.02.  Certain Matters Affecting the Trustee.........................57
Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.........58
Section 8.04.  Trustee May Own Certificates..................................59
Section 8.05.  Trustee's Fees and Expenses...................................59
Section 8.06.  Eligibility Requirements for Trustee..........................59
Section 8.07.  Resignation or Removal of Trustee.............................59
Section 8.08.  Successor Trustee.............................................60
Section 8.09.  Merger or Consolidation of Trustee............................60
Section 8.10.  Appointment of Co-Trustee or Separate Trustee.................61
Section 8.11.  Tax Returns...................................................62

Section 8.12.  Appointment of Authenticating Agent...........................62

                                   ARTICLE IX

                      TERMINATION
Section 9.01.  Termination upon Repurchase by Depositor or Liquidation of all Mortgage Loans..........................................63

                                    ARTICLE X
                               GENERAL PROVISIONS
Section 10.01.  Amendment....................................................65
Section 10.02.  Recordation of Agreement.....................................66
Section 10.03.  Limitation on Rights of Certificateholders...................66
Section 10.04.  Governing Law................................................67
Section 10.05.  Intention of Parties.........................................67
Section 10.06.  Notices......................................................67
Section 10.07.  Severability of Provisions...................................67
Section 10.08.  Assignment...................................................67
Section 10.09.  Certificates Nonassessable and Fully Paid....................67
Section 10.10.  No Usurious Intent...........................................68
Section 10.11.  Counterparts.................................................68

                                   ARTICLE XI
                                  DEPOSITORIES
Section 11.01.  Depositories.................................................68

      THESE STANDARD TERMS FOR POOLING AND SERVICING AGREEMENTS, dated as of ________, 2000 (the "Standard Terms Document"), declare the basic terms and conditions upon which one or more series of pass-through certificates packaged by CitiFinancial Mortgage Securities Inc. ("CFMSI") are to be issued, authenticated and delivered from time to time pursuant to, with respect to each such series, a Pooling and Servicing Agreement (a "Pooling Agreement") between CFMSI as depositor, CitiFinancial Mortgage Company ("CFM"), as servicer, and the institution named therein as trustee establishing such series.

      This Standard Terms Document as incorporated in a Pooling Agreement shall apply to the series of pass-through certificates established thereby to the extent provided therein. Hereinafter, references to the "Pooling Agreement" and the pass-through certificates executed and delivered thereunder and to terms such as "this Agreement", "herein", "hereof" and words of similar import shall refer only to a particular Pooling Agreement, including as and to the extent incorporated therein this Standard Terms Document, and the series of pass-through certificates established thereby.


                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless otherwise specified in Article XII or unless the context otherwise requires, shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Defined terms used in this Standard Terms Document and not defined herein have the respective meanings ascribed thereto in Article XII.

      Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or with the Depositor or an Affiliate thereof.

      Act: The Securities Act of 1933, as amended.

      Addition Notice: A written notice given not less than five Business Days prior to the related Subsequent Transfer Date of the Depositor's designation of Additional Mortgage Loans proposed to be sold to the Trust Fund, together with information comparable to that on the Mortgage Loan Schedule for such Additional Mortgage Loans.

      Additional Loan Balance: The aggregate Loan Balances for all Additional Mortgage Loans for all Subsequent Transfer Dates.

      Additional Mortgage Loans: All Mortgage Loans designated in an Addition Notice and actually sold to the Trust Fund pursuant to Section 2.05 on a particular Subsequent Transfer Date.

      Affiliate: For any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agent: As defined in Section 5.02.

      Aggregate Outstanding Advances: As of any Determination Date, the aggregate of Net Delinquency Advances made for the period from the Cut-Off Date to such Determination Date (plus any Delinquency Advances and P&I Account Advance to be made on the next succeeding Distribution Date).

      Aggregate Pool Value Change: For any Determination Date, an amount equal to (a) the aggregate of the Pool Values of all Mortgage Loans, determined as of the preceding Determination Date (or, in the case of the first Determination Date, as of the Cut-Off Date), less (b) the aggregate of the Pool Values of all Mortgage Loans, determined as of such Determination Date.

      Applied Loss Amount: For any Distribution Date, any excess of (x) the Certificate Balance, after giving effect to the application of the Principal Distribution Amount on such date but prior to the allocation pursuant to Section 13.02, over (y) the Pool Balance as of the end of the related Collection Period.

      Appraisal: For a Mortgage Loan, the appraisal conducted in connection with the origination of such Mortgage Loan, whether conducted upon the purchase of the related Mortgaged Property or in connection with a refinancing.

      Authenticating Agent: The Authenticating Agent appointed pursuant to
Section 8.12 and identified in Article XII which is authorized by the Trustee to authenticate the Certificates on behalf of the Trustee. The Authenticating Agent may be an Affiliate of the Depositor.

      Authorized Officer: With respect to the Servicer or the Depositor, the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President, Vice President, Controller, Assistant Controller, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any other natural person designated in an Officer's Certificate signed by any of the foregoing officers and furnished to the Trustee and, solely in the case of an Officer's Certificate given pursuant to Section 3.14, any Servicing Officer.

      Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended.

      Beneficial Owner: With respect to a Certificate held by a Clearing Agency, the Person who is the beneficial owner of such Certificate as reflected on the books of such Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

         Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in the cities where the Trustee, any Paying Agent and the Servicer are located are authorized or obligated by law or executive order to be closed or, only with respect to a Distribution Date and if there are Book-Entry Certificates, any day on which the relevant Clearing Agency is closed.

      Capitalized Interest Requirement: For a Distribution Date, any excess of
(a) interest accrued at the Capitalized Interest Rate (x) on the Pre-Funded Amount as of the end of the related Collection Period for a period equal to such Collection Period and (y) on the aggregate Loan Balance of all Additional Mortgage Loans sold to the Trust Fund during the preceding calendar month for a period from the first day of the related Collection Period to the Subsequent Transfer Cut-Off Date (if the Subsequent Transfer Cut-Off Date is prior to or on the first day of such Collection Period, the amount under this clause (y) shall be zero), over

(b) any Pre-Funding Account Earnings to be deposited into the Certificate Account pursuant to Section 4.04(d).

      Certificate: Any certificate or residual certificate identified as such in
Article XII.

      Certificate Account: The account or accounts created and maintained pursuant to Section 4.02. The term Certificate Account shall be deemed to include an Alternative Certificate Account (as defined in Section 11.01).

      Certificate Balance: As of any date, the aggregate of the Principal Balances of all Certificates.

      Certificate Rate: For any Class or Subclass of Certificates, the rate per annum at which interest accrues on Certificates of such Class or such Subclass, as specified in Article XII.

      Certificate Register and Certificate Registrar: The register maintained pursuant to Section 5.02 and the Certificate Registrar identified in Article XII.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

      Citibank: Citibank, N.A., a national banking association.

      Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      Civil Relief Shortfall: For any Collection Period, and for all Mortgage Loans for which there has been a reduction in the amount of interest collectible for such Collection Period as a result of the Civil Relief Act, any amount by which (x) interest collectible on such Mortgage Loans for such Collection Period is less than (y) the sum of (i) one month's interest at the Weighted Average Rate and (ii) the Servicing Fee, the Trustee Fee, any Insurance Premium and such Mortgage Loans' allocable portion of Trust Expenses for such Collection Period.

      Civil Relief Shortfall Amount: For any Distribution Date and any interest-bearing Class or Subclass of Certificates, the pro rata share allocated thereto, based on the amount of interest accrued thereon at the applicable Certificate Rate during the related Interest Accrual Period, of the Civil Relief Shortfall for the related Collection Period.

      Class: With respect to Certificates, any group of Certificates designated as a Class in Article XII, with respect to any Class L Regular Interests, the regular interests in the Constituent REMIC designated as such in Article XII, and with respect to Residual Certificates, all Residual Certificates having the same Class designation.

      Class A Certificateholder: A registered holder of a Class A Certificate.

      Class A Certificate: A Certificate of any Class or Subclass designated as a Class A Certificate in Article XII.

      Class A Interest Amount: For any Distribution Date, the sum of the Class A Subclass Interest Amounts for such Distribution Date.

      Class A Principal Balance: An amount equal to the lesser of (a) the sum of the Class A Subclass Principal Balances and (b) the Pool Balance.

      Class A Subclass Interest Amount: As to any Distribution Date and any Class A Subclass (other than a Class A Principal-Only Subclass), (i) the amount of interest accrued during the related Interest Accrual Period at the applicable Certificate Rate on the Class A Subclass Principal Balance (or in the case of any interest only Subclass, the notional amount) of such Class A Subclass minus
(ii) the sum of (x) any Non-Supported Interest Shortfall allocated to such Class A Subclass for such Distribution Date and (y) any Civil Relief Shortfall Amount allocated to such Class A Subclass for such Distribution Date.

      Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Class A Subclass (other than a Class A Principal-Only Subclass), any amount by which the Class A Subclass Interest Amount of such Class A Subclass for such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to clause second of Section 13.01(b).

      Class A Subclass Principal Balance: As to the first Distribution Date and any Class A Subclass, the Initial Principal Balance of such Class A Subclass as set forth in Section 12.01(a). As of any subsequent Distribution Date, such Initial Principal Balance minus the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to Section 13.01(c) and (b) all Applied Loss Amounts previously allocated to such Class A Subclass pursuant to Section 13.02.

      Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and any Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of aggregate of the amounts distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to clause third of Section 13.01(b).

      Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls.

      Class B Certificateholder: A registered holder of a Class B Certificate.

      Class B Certificate: A Certificate of any Class or Subclass designated as a Class B Certificate in Article XII.

      Class B Interest Amount: For any Distribution Date, the sum of the Class B Subclass Interest Amounts for such Distribution Date.

      Class B Principal Balance: An amount equal to the sum of the Class B Subclass Principal Balances.

      Class B Subclass Applied Losses: For any Distribution Date and any Class B Subclass, the aggregate amount of all Applied Loss Amounts allocated to such Class B Subclass on all prior Distribution Dates.

         Class B Subclass Interest Amount: As to any Distribution Date and any Class B Subclass, (i) the amount of interest accrued during the related Interest Accrual Period at the applicable Certificate Rate on the Class B Subclass Principal Balance of such Class B Subclass minus (ii) the sum of (x) any Non-Supported Interest Shortfall allocated to such Class B Subclass for such Distribution Date and (y) any Civil Relief Shortfall Amount allocated to such Class B Subclass for such Distribution Date.

      Class B Subclass Interest Shortfall Amount: As to any Distribution Date and any Class B Subclass, any amount by which the Class B Subclass Interest Amount of such Class B Subclass for such Distribution Date exceeds the amount distributed in respect of such Class B Subclass on such Distribution Date pursuant to clause fifth of Section 13.01(b).

      Class B Subclass Loss Amount: For any Distribution Date and any Class B Subclass, (a) the aggregate amount of all Applied Loss Amounts allocated to such Class B Subclass on all prior Distribution Dates minus (b) the aggregate amount of all distributions to such Class B Subclass in reduction of such Class B Subclass Loss Amount on all prior Distribution Dates pursuant to clause eighth of Section 13.01(b).

      Class B Subclass Principal Balance: As to the first Distribution Date and any Class B Subclass, the Initial Principal Balance of such Class B Subclass as set forth in Section 12.01(a). As of any subsequent Distribution Date, the lesser of (i) such Initial Principal Balance minus the sum of (a) all amounts previously distributed in respect of such Class B Subclass on prior Distribution Dates pursuant to Section 13.01(c) and (b) the Class B Subclass Applied Losses for such Class B Subclass and (ii) the Pool Balance minus the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Subclass Principal Balances of all Class B Subclasses with lower numerical designations, each as of the preceding Distribution Date (after taking into account distributions in reduction of Principal Balance and the allocation of any Applied Loss Amounts on such date).

      Class B Subclass Unpaid Interest Shortfall: As to any Distribution Date and any Class B Subclass, the amount, if any, by which the aggregate of the Class B Subclass Interest Shortfall Amounts for such Class B Subclass for prior Distribution Dates is in excess of the amounts distributed in respect thereof for such Class B Subclass on prior Distribution Dates pursuant to clause eighth of Section 13.01(b).

      Class B Unpaid Interest Shortfall: For any Distribution Date, the sum of the Class B Subclass Unpaid Interest Shortfalls.

      Class L Regular Interests: Any uncertificated REMIC regular interests designated as such pursuant to Article XII.

      Class LR Certificate: Any Residual Certificate designated as such in
Article XII.

      Class M Certificateholder: A registered holder of a Class M Certificate.

      Class M Interest Amount: For any Distribution Date, the sum of the Class M Subclass Interest Amounts for such Distribution Date.

      Class M Principal Balance: An amount equal to the sum of all Class M Subclass Principal Balances.

      Class M Subclass Applied Losses: For any Distribution Date and any Class M Subclass, the aggregate amount of all Applied Loss Amounts allocated to such Class M Subclass on all prior Distribution Dates.

      Class M Subclass Interest Amount: As to any Distribution Date and any Class M Subclass, the amount of interest accrued during the related Interest Accrual Period at the applicable Certificate Rate on the Class M Subclass Principal Balance of such Class M Subclass minus the sum of (x) any Non-Supported Interest Shortfall allocated to such Class M Subclass for such Distribution Date and (y) any Civil Relief Shortfall Amount allocated to such Class M Subclass for such Distribution Date.

      Class M Subclass Interest Shortfall Amount: As to any Distribution Date and any Class M Subclass, any amount by which the Class M Subclass Interest Amount for such Class M Subclass for such Distribution Date exceeds the amount distributed in respect of such Class M Subclass on such Distribution Date pursuant to clause fourth of Section 13.01(b).

      Class M Subclass Loss Amount: For any Distribution Date and any Class M Subclass, (a) the aggregate amount of all Applied Loss Amounts allocated to such Class M Subclass on all prior Distribution Dates minus (b) the aggregate amount of all distributions to such Class M Subclass in reduction of such Class M Subclass Loss Amount on all prior Distribution Dates pursuant to clause seventh of Section 13.01(b).

      Class M Subclass Principal Balance: As to the first Distribution Date and any Class M Subclass, the Initial Principal Balance of such Class M Subclass as set forth in Section 12.01(a). As of any subsequent Distribution Date, the lesser of (a) such Initial Principal Balance minus (i) all amounts previously distributed to holders thereof in reduction of Principal Balance and (ii) the Class M Subclass Applied Losses for such Class M Subclass and (b) the Pool Balance minus the sum of the Class A Principal Balance and the Class M Subclass Principal Balances of all Class M Subclasses with lower numerical designations, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Principal Balance and the allocation of any Applied Loss Amounts on such date).

      Class M Subclass Unpaid Interest Shortfall: As to any Distribution Date and any Class M Subclass, the amount, if any, by which the aggregate of the Class M Subclass Interest Shortfall Amounts for prior Distribution Dates for such Class M Subclass is in excess of the amounts distributed in respect thereof for such Class M Subclass on prior Distribution Dates pursuant to clause seventh of Section 13.01(b).

      Class M Unpaid Interest Shortfall: As to any Distribution Date, the sum of the Class M Subclass Unpaid Interest Shortfall Amounts.

      Class R Certificate: Any Residual Certificate designated as such in
Article XII.

      Clean-Up Call Date: The first Distribution Date on which the Mortgage Loans may be repurchased pursuant to Section 9.01(a).

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Commission thereunder. Unless otherwise specified in Article XII, the initial Clearing Agency is The Depository Trust Company.

      Clearing Agency Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      CFMSI: CitiFinancial Mortgage Securities Inc., a corporation organized and existing under the laws of the State of Delaware, or its successors in interest.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations issued pursuant thereto.

      Collection Period: For a particular Distribution Date, the preceding calendar month.

      Commission: The Securities and Exchange Commission.

      Compensating Cap: For any Distribution Date, the lesser of (a) the aggregate amount of the Servicing Fee actually received on the Mortgage Loans for such Distribution Date and (b) the product of (x) 0.50% and (y) one-twelfth of the Pool Balance as of the preceding Distribution Date.

      Compensating Interest: As defined in Section 3.08.

      Constituent REMICs: Each of the one or more segregated asset pools designated in Article XII as a REMIC within the Trust Fund.

      Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at the address set forth in Article XII.

      Custodian: The Mortgage Note Custodian or the Mortgage Document Custodian, as the context may require.

      Cumulative Loss Percentage: As of any date, the percentage equivalent of Cumulative Realized Losses divided by the sum of (x) the Initial Pool Balance and (y) the Additional Loan Balance.

      Cumulative Realized Losses: As of any date, the aggregate amount of Realized Losses for all Collection Periods ending prior to such date.

      Current Interest: For any Distribution Date, the sum of the Class A Interest Amount, Class M Interest Amount and Class B Interest Amount.

      Deficiency Amount: For any Distribution Date, any excess of (x) the Targeted Level over (y) the Overcollateralization Amount, taking into account the reduction of the Certificate Balance by application of Principal Proceeds but prior to applying any Extra Principal Distribution Amount or Applied Loss Amount.

      Deficient Valuation: For any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code or any other similar state law.

      Definitive Securities: Any Class or Subclass of Certificates or the Residual Certificates issued in definitive, fully registered form in accordance with the provisions of Section 5.06 hereof.

      Delinquency Advance: The aggregate of the advances made by the Servicer pursuant to Section 3.07(a), the amount of any such Delinquency Advance with respect to a particular Collection Period being no more than (a) the aggregate of the interest portion of Monthly Payments on the Mortgage Loans that were due during the related Collection Period and Delinquent as of the related Determination Date, after adjustment of delinquent interest payments to interest at the Pass-Through Rate plus the amount of any P&I Account Advance with respect to the preceding Distribution Date, less (b) the amount of any P&I Account Advance to be made on the particular Distribution Date.

      Delinquent: A Mortgage Loan is "Delinquent" if any Monthly Payment due thereon (or part thereof) is not received from the Mortgagor by the close of business on the Due Date. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month following the month of such Due Date (or, if there is no corresponding day, on the last day of such following month), and similarly for "60 days Delinquent", "90 days Delinquent" and so on.

      Deposit Date: The Business Day preceding each Distribution Date.

      Depositor: CFMSI, or its successors in interest.

      Depositor Order: A written order or request signed in the name of the Depositor by an Authorized Officer.

      Depository: The bank or banks (which may be Citibank, N.A., Citibank (Delaware) or Citibank (New York State)) or savings and loan association or associations or trust company or companies (which may be the Trustee or which may be, directly or indirectly, controlled by or under common control with the Depositor) at which the P&I Account, Certificate Account and Escrow Account are established or maintained pursuant to Section 4.02, 3.19 or 3.20. Each Depository must meet the requirements set forth in Section 11.01.

      Disqualified Organization: As defined in Section 5.02.

      Distribution Date Statement: The statement required to be delivered pursuant to Section 4.07(a).

      Due Date: For a Mortgage Loan, the day of each calendar month on which the Monthly Payment is due.

      Eligible Account: Either (A) a segregated account or accounts maintained at Citibank, N.A., provided that the short-term unsecured debt obligations of Citibank, N.A. are rated at least "A-1" by S&P if S&P is a Rating Agency, "F-l" by Fitch if Fitch is a Rating Agency, and "P-1" by Moody's if Moody's is a Rating Agency, or (B) a segregated account or accounts maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated at least in the category of "AA" by S&P if S&P is a Rating Agency, in the category of "AA" by Fitch if Fitch is a Rating Agency, and in the category of "AA" by Moody's if Moody's is a Rating Agency, and which has a short term rating of at least "A-1" by S&P if S&P is a Rating Agency, "F-1" by Fitch if Fitch is a Rating Agency, and "P-1" by Moody's if Moody's is a Rating Agency and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company or (C) a trust account (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (C).

      Eligible Investments: As defined in Section 4.05.

      ERISA: The applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time and any applicable rule, regulation or order promulgated thereunder.

      ERISA Prohibited Holder: As defined in Section 5.02.

      Escrow Account: The account, if any, created and maintained pursuant to
Section 3.20.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Extra Principal Distribution Amount: For any Distribution Date, the lesser of (x) Monthly Excess Interest and (y) the Deficiency Amount.

      Fannie Mae Guide: Fannie Mae's Servicing Guide, as the same may be amended and supplemented by Fannie Mae from time to time to the extent the Servicer shall elect to apply such amendments and supplements pursuant to Section 3.01.

      FDIC: The Federal Deposit Insurance Corporation.

      FHLMC: The Federal Home Loan Mortgage Corporation.

      Fitch: Fitch IBCA, Inc.

      Foreclosure Profits: As to any Distribution Date, any excess of (a) Net Liquidation Proceeds for each Mortgage Loan that became a Liquidated Loan during the related Collection Period over (b) the sum of the unpaid Loan Balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Note Rate on such unpaid Loan Balance from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid to the Due Date in the month in which such Mortgage Loan became a Liquidated Loan).

      GIC: A guaranteed investment contract or surety bond.

      Holder: Has the same meaning as "Certificateholder."

      Independent: When used with respect to any specified Person, means such a Person who is "independent" within the meaning of Rule 2-01(b) of the Commission's Regulation S-X under the Exchange Act.

      Indirect Participant: A broker, dealer, bank or other financial institution or other person who acts through a Clearing Agency Participant to effect book-entry transfers on the Clearing Agency and pledges of securities deposited with the Clearing Agency.

      Initial Principal Balance: For any Class or Subclass of Certificates, the amount specified in Article XII, and for any Certificate, the amount specified thereon as the Initial Principal Balance.

      Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan pursuant to any Primary Mortgage Insurance Certificates, amounts paid pursuant to hazard insurance policies to the extent not applied to restore the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, and amounts paid pursuant to any other insurance policy or bond relating to the Mortgage Loan or the servicing thereof.

      Interest Proceeds: For a Collection Period, the sum (without duplication) of (a) all interest due and actually received on the Mortgage Loans for such Collection Period, (b) all Compensating Interest paid by the Servicer for such Collection Period, (c) the interest portion of any payment made during such Collection Period in connection with the repurchase of a Mortgage Loan pursuant to Section 2.02 or 2.03(a), (d) the interest portion of Net Liquidation Proceeds received in such Collection Period, (e) all Delinquency Advances made for such Collection Period and (f) any amount to be transferred from the Capitalized Interest Account pursuant to Section 4.04(d).

      Investment Account: As and to the extent specified in Article XII, each account or any portion of any thereof which consists of cash or Eligible Investments.

      Investment Income: Any and all investment income and gains, net of any losses, actually received on the investment of funds on deposit in a particular Investment Account.

      Issue Date: The date on which Certificates are first executed, authenticated and delivered, as specified in Article XII.

      Last Scheduled Distribution Date: For each Class or Subclass of Certificates or Certificates, the date specified in Article XII.

      Liquidated Loan: A Mortgage Loan (including an REO Property) with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered or a Mortgage Loan for which the related Mortgaged Property is retained or sold by the Mortgagor and for which the Servicer has released the Mortgage as a result of a determination by the Servicer that the potential Liquidation Expenses with respect to such Mortgage Loan would exceed the amount by which any payment made by the Mortgagor is less than the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest thereon.

      Liquidation Expenses: For any Liquidated Loan, expenses paid or incurred by or for the account of the Servicer or the Trust Fund for (a) Property Protection Expenses, (b) property sales expenses, (c) foreclosure costs, including court costs and reasonable attorneys' fees, (d) similar expenses reasonably paid or incurred in connection with the liquidation of such Liquidated Loan and (e) any tax imposed on the Trust Fund with respect to a Liquidated Loan or property received by deed in lieu of foreclosure.

      Liquidation Proceeds: For any Liquidated Loan, the amounts received by the Servicer in connection with the liquidation of such Liquidated Loan, whether through judicial or non-judicial foreclosure, proceeds of insurance policies, condemnation proceeds or otherwise, including payments received from the Mortgagor in respect of such Liquidated Loan, other than amounts required to be paid to the Mortgagor pursuant to the terms of such Liquidated Loan or to be applied otherwise pursuant to law.

      Loan Balance: For any Mortgage Loan as of any date, the actual outstanding principal balance thereof as of the close of business on the Cut-Off Date (excluding principal payments due on or before the Cut-Off Date, whether or not actually received), less all principal payments received on such Mortgage Loan and included as Principal Proceeds for all prior Deposit Dates, without regard to any adjustments thereof in connection with Mortgagor bankruptcies (other than a Deficient Valuation).

      Loan Repurchase Price: As defined in Section 2.02.

      Loan-to-Value Ratio: As of any date, (a) for a Mortgage Loan secured by a Senior Lien, the percentage equivalent of (x) the original Loan Balance divided by (y) the Original Value and (b) for a Second Mortgage Loan, the percentage equivalent of (x) the sum of the original Loan Balance of the Second Mortgage Loan and the remaining principal balance of all Senior Liens on the related Mortgaged Property as of the date of origination of the Second Mortgage Loan, divided by (y) the Original Value.

      Lost Note Affidavit: For any Mortgage Loan for which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit of the Originator or an Affiliate of the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (attaching a copy of such Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver such original Mortgage Note.

      Monthly Deposit Amount: For any Deposit Date, the sum of Interest Proceeds and Principal Proceeds, each for the related Collection Period.

      Monthly Excess Interest: For any Distribution Date, any excess of (x) Interest Proceeds over (y) the sum of Current Interest and all payments having a higher priority under Section 13.01(b) than the Class A Interest Amount.

      Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable (after adjustment for any partial Principal Prepayments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule other than Deficient Valuations by reason of any bankruptcy, or similar proceeding or any moratorium or similar waiver or grace period).

      Monthly Prepayment Charges: For a Collection Period, the aggregate amount actually received by the Servicer from Mortgagors as payments of Prepayment Charges on Mortgage Loans.

      Moody's: Moody's Investors Service, Inc.

      Mortgage: For any Mortgage Loan, the mortgage, deed of trust or other security instrument creating a first or second lien on and an interest in real property securing a Mortgage Note.

      Mortgage Document Custodial Agreement: The Mortgage Document Custodial Agreement from time to time in effect between the Mortgage Document Custodian, the Depositor and the Trustee, as the same may be amended or modified from time to time.

      Mortgage Document Custodian: The person identified in Article XII or its successors in interest named pursuant to the Mortgage Document Custodial Agreement. The Mortgage Document Custodian may be the Trustee, any Affiliate of the Trustee, the Servicer, any Affiliate of the Servicer or an independent entity.

      Mortgage Documents: All documents contained in the Mortgage Files.

      Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

      Mortgage Loan: At any time, the indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by real property and which is sold and assigned to the Trustee and held at such time in the Trust Fund pursuant to this Agreement, the Mortgage Loans originally so held being identified in Exhibit B.

         Mortgage Loan Schedule: The list of Mortgage Loans transferred to the Trustee as part of the Trust Fund, the original list being attached hereto as Exhibit B.

      Mortgage Note: For a Mortgage Loan, the promissory note or other evidence of indebtedness of the Mortgagor.

      Mortgage Note Custodial Agreement: The Mortgage Note Custodial Agreement from time to time in effect between the Mortgage Note Custodian, the Depositor, the Servicer and the Trustee, as the same may be amended or modified from time to time.

      Mortgage Note Custodian: The person identified in Article XII or its successors in interest named pursuant to the Mortgage Note Custodial Agreement. The Mortgage Note Custodian may be the Trustee, any Affiliate of the Trustee or an independent entity.

      Mortgage Note Rate: For a Mortgage Loan, the annual rate per annum at which interest accrues on such Mortgage Loan.

      Mortgaged Property: Any real property subject to a Mortgage.

      Mortgagor: The obligor on a Mortgage Note.

      Net Delinquency Advances: For any period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements of Delinquency Advances received in such period from the aggregate amount of Delinquency Advances made in such period.

      Net Liquidation Proceeds: For any period and for any Liquidated Loan, the aggregate amount of Liquidation Proceeds, net of related Liquidation Expenses and related unreimbursed Delinquency Advances and unreimbursed Servicing Advances, received by the Servicer or deposited in the P&I Account, as the case may be, as proceeds of such Mortgage Loan. Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

      Net Servicing Advances: For any period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements of Servicing Advances received in such period from the aggregate amount of Servicing Advances made in such period.

      Nonrecoverable Advance: Any portion of a Delinquency Advance previously made which has not been previously reimbursed to the Servicer and which, in the good faith judgment of the Servicer, would not be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer that it has made a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee and detailing the basis for such determination, but any delay or failure to send such certificate shall not impair the right to recover such Advance.

      Non-Supported Interest Shortfall: For any Distribution Date, and any Class or Subclass of Certificates (other than a Class A Principal-Only Subclass), the pro rata share allocated thereto based on the amount of interest accrued thereon during the related Interest Accrual Period at the related Certificate Rate of the excess, if any, of the Prepayment Interest Shortfalls for such Collection Period over the Compensating Cap (but not including any Servicing Fee received because of a Delinquency Advance) for such Distribution Date. Any Servicing Fee advanced by the Servicer will not be applied to reduce Prepayment Interest Shortfalls.

      Officer's Certificate: A certificate signed by an Authorized Officer of the Depositor or the Servicer, as applicable, and delivered to the Trustee.

      Opinion of Counsel: A written opinion of counsel, who (unless otherwise specified herein) may be counsel for, or an employee of, the Depositor or an Affiliate thereof, which counsel shall be reasonably acceptable to the Trustee.

      Original Value: For a Mortgaged Property, the lesser of the sales price of such Mortgaged Property and the appraised value thereof determined pursuant to an appraisal made in connection with origination of such Mortgage Loan, except that only the original appraisal of such Mortgaged Property may be used for a Mortgage Loan that is not a purchase money mortgage.

      Originator: The Affiliate or Affiliates of CFMSI, or any third party originators, from which CFMSI has acquired the Mortgage Loans.

      Outstanding: As of any date, all Certificates theretofore authenticated and delivered under this Agreement except:

      (i) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

      (ii) Certificates with respect to which money for a distribution in the necessary amount to reduce the Principal Balance thereof to zero has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates;

      (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Certificate Registrar is presented that any such Certificates are held by a holder in due course; and

      (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.03 and authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the requisite percentage of the aggregate Principal Balance or Percentage Interest of any Outstanding Certificates or of the Outstanding Certificates of any one or more Classes thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such percentage shall be based on the Principal Balance of such Certificate and provided, further, Certificates owned by the Depositor or any other obligor upon the Certificates or any Affiliate of the Depositor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded and except that where the Depositor or any other obligor upon the Certificates or any Affiliate of the Depositor or such other obligor shall be owner of 100% of the aggregate Principal Balance or Percentage Interest of any Class or Subclass of Outstanding Certificates, the Depositor or such other obligor or Affiliate shall be permitted to give any request, demand, authorization, direction, notice, consent or waiver hereunder. Certificates so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies in writing to the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Depositor or any other obligor upon the Certificates or any Affiliate of the Depositor or such other obligor.

      Overcollateralization Amount: For any Distribution Date, any excess of (x) the Pool Balance as of the last day of the related Collection Period plus any Pre-Funded Amount (exclusive of any Pre-Funded Account Earnings), over (y) the Certificate Balance (after giving effect to principal distributions on such Distribution Date).

      Overfunded Interest Amount: For a Subsequent Transfer Date, any excess of
(a) interest accruing at a rate, equal to the sum of (x) the Capitalized Interest Rate and (y) the per annum equivalent of any Insurance Premium, on the aggregate Loan Balance of the related Additional Mortgage Loans for a period from the related Subsequent Transfer Cut-Off Date to the Determination Date specified in the related Addition Notice, over (b) the amount of interest that would accrue on such aggregate Loan Balance during such period at the per annum rate at which the Pre-Funded Amount is invested as of such Subsequent Transfer Date.

      P&I Account: As defined in Section 3.06.

      P&I Account Advance: For any Distribution Date, the amount of any Uncommitted Cash to be distributed to Certificateholders to cover the interest portion of Remittance Delinquencies on such Distribution Date.

      Pass-Through Rate: For a Mortgage Loan as of any date or for any period, the applicable Mortgage Note Rate less the Servicing Fee. Any regular monthly remittance of interest at the Pass-Through Rate for a Mortgage Loan is based upon annual interest at such rate on the Loan Balance as of the preceding Due Date of such Mortgage Loan divided by twelve. Interest at the Pass-Through Rate shall be computed on the basis of a 360-day year, each month being assumed to have 30 days; provided that in the case of Mortgage Loans designated on the Mortgage Loan Schedule as "______", such interest shall be computed on the basis of the actual number of days elapsed since the last receipt of a Monthly Payment and a 360-day year.

      Any partial remittance of interest at such rate by reason of a full Principal Prepayment is based upon annual interest at such rate on the prepaid principal balance of the related Mortgage Loan multiplied by a fraction, the numerator of which is the actual number of days elapsed since the last Due Date to the date of such prepayment and the denominator of which is 360.

      Paying Agent: Each paying agent identified in Article XII which is authorized to make distributions on the Certificates on behalf of the Trustee. A Paying Agent may be an Affiliate of the Depositor and, if not an Affiliate, must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization.

      Percentage Interest: For a Class of Residual Certificates, if the Residual Certificate has a Principal Balance as specified in Article XII, the Initial Principal Balance of such Residual Certificate (expressed as a percentage) of the aggregate Initial Principal Balance of the Residual Certificates of such Class and, if the Residual Certificate does not have a Principal Balance, the portion represented by such Residual Certificate (expressed as a percentage) of the total ownership interest in the applicable Constituent REMIC represented by all Residual Certificates of such Class. For any Certificate of an interest-only Class or Subclass of Certificates, the ratio of the notional amount of such Certificate to the aggregate notional amount of the entire Class or Subclass.

      Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Plan: As defined in Section 5.02.

      Pool Balance: For the Mortgage Loans as of any date, the aggregate of the Loan Balances of all Mortgage Loans.

      Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, being all amounts deposited into the P&I Account, but excluding the following:

      (a) Uncommitted Cash which will not be used on such Distribution Date for a P&I Account Advance; and

      (b) all permitted withdrawals from the P&I Account pursuant to Section 3.06(d).

      Pooling Agreement: The Pooling Agreement (as defined in the preamble to this Standard Terms Document) entered into with respect to a particular series of Certificates and into which this Standard Terms Document is incorporated by reference.

      Pre-Funded Amount: For any Determination Date, any amount on deposit in the Pre-Funding Account.

      Pre-Funding Account Earnings: For a Distribution Date, the actual investment earnings on the Pre-Funded Amount during the period from the Deposit Date in the prior calendar month (or, in the case of the first Deposit Date, the Startup Date) to (but excluding) the related Deposit Date.

      Pre-Funding Release: For the first Distribution Date following the end of the Pre-Funding Period, all amounts remaining in the Pre-Funding Account and released pursuant to Section 4.04(c).

      Prepaid Installment: For any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the Due Date for such installment, as an early payment thereof and not as a Principal Prepayment on such Mortgage Loan.

      Prepayment Charge: For a particular Mortgage Loan, the amount the Mortgagor is contractually obligated to pay as a premium, charge or penalty for the privilege of refinancing or otherwise prepaying such Mortgage Loan in whole or in part.

      Prepayment Interest Shortfall: As to any Mortgage Loan that was the subject of a Principal Prepayment in full applied during a Collection Period (other than a Principal Prepayment applied as of the related Due Date), an amount (which may be negative) equal to the difference between (a) one month of interest on such Principal Prepayment at the Mortgage Note Rate (giving effect to the Civil Relief Act, if applicable) that would be due on the next Due Date for such Mortgage Loan and (b) the amount of interest actually received from the Mortgagor in connection with such Principal Prepayment.

      Prepayment Principal: For any Distribution Date, the sum of all amounts that constitute (x) full or partial Principal Prepayments received in the related Collection Period, (y) the Loan Balance of each Mortgage Loan which during such Collection Period was repurchased pursuant to Section 2.02 or 2.03(a) and (z) the Substitution Adjustment Amount of each Mortgage Loan which during such Collection Period was substituted pursuant to Section 2.04.

      Primary Mortgage Insurance Certificate: Any certificate of primary mortgage insurance relating to a particular Mortgage Loan to the extent initially set forth in the Mortgage Loan Schedule.

      Principal Balance: On any Distribution Date,

      (i) for a Class A Certificate of any Subclass, its pro rata share based on the Initial Principal Balance of the applicable Class A Subclass Principal Balance;

      (ii) for a Class M Certificate of any Subclass, its pro rata share based on the Initial Principal Balance of the applicable Class M Subclass Principal Balance; and

      (iii) for a Class B Certificate of any Subclass, its pro rata share based on the Initial Principal Balance of the applicable Class B Subclass Principal Balance.

      Principal Distribution Amount: For any Distribution Date, the sum of (w) Principal Proceeds and (x) any Extra Principal Distribution Amount and (y) any Pre-Funding Release, less (z) for Distribution Dates on or after the Stepdown Date, any Release Amount.

      Principal Prepayment: For any Mortgage Loan, any payment of principal on such Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount of interest representing scheduled interest for any Due Date in any month subsequent to the month of prepayment, excluding any proceeds of or advances on any Liquidated Loan.

      Principal Proceeds: For a Collection Period, the sum (without duplication) of (a) all principal actually received on the Mortgage Loans during such Collection Period, (b) the Loan Balance of each Mortgage Loan repurchased during such Collection Period pursuant to Section 2.02 or 2.03(a), (c) any Substitution Adjustment Amount deposited for a substitution of a Mortgage Loan during such Collection Period pursuant to Section 2.04, (d) the principal portion of Net Liquidation Proceeds received during such Collection Period and (e) the amount of investment losses deposited pursuant to Section 4.03(b)(i).

      Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

      Property Protection Expenses: For Mortgage Loans prior to their becoming Liquidated Loans, expenses paid or incurred by or for the account of the Servicer or the Trust Fund in accordance with the related Mortgages for (a) real estate property taxes, insurance premiums and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgages or the related Mortgaged Properties.

      Qualified GIC: A GIC, assigned to the Trustee, or entered into by the Trustee at the direction of the Depositor, on or before the Issue Date, providing for the investment of funds ensuring a minimum or fixed rate of return on investments of such funds, which GIC shall

      (a) be an obligation of an insurance company, trust company, commercial bank (which may be Citibank, Citibank (Delaware) or Citibank (New York State)) or other entity whose credit standing is acceptable to each Rating Agency;

      (b) provide that the Trustee may exercise all of the rights of the Depositor under such GIC without the necessity of the taking of any action by the Depositor;

      (c) provide that if at any time (subject to the second proviso of this paragraph (c)) the then current credit standing of the obligor under such GIC is such that continued investment of funds included in the Trust Fund would result in a downgrading or withdrawal of any then current rating of any Class or Subclass of the Certificates, the Trustee may terminate such GIC and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such GIC through the date of delivery of such funds to the Trustee, provided that the Trustee shall not be charged with knowledge of any such potential downgrading or withdrawal unless it shall have received written notice of such potentiality from the Depositor, the Servicer or the provider of the GIC which must be obligated to give such notice at least once per year; provided, further, that upon any such event the Depositor, by written notice to the Trustee, may replace such GIC with a substitute GIC having substantially the same terms (including without limitation a rate of return at least as high as the GIC being replaced) so long as such substitute GIC has an obligor with a credit standing no less than the credit standing of the obligor under the GIC to be replaced at the time the GIC was executed (or with a credit rating otherwise acceptable to each Rating Agency) and such fact is certified by the Depositor to the Trustee;

      (d) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder;

      (e) provide that the funds invested thereunder and accrued interest thereon be available not later than the Business Day prior to any Distribution Date on which such funds may be required for distribution hereunder; and

      (f) meet such other standards as may be specified in Article XII.

      Qualified Nominee: A Person (who may not be the Depositor or an Affiliate thereof) in whose name Eligible Investments held by the Trustee may be registered as nominee of the Trustee in lieu of registration in the name of the Trustee, provided that the following conditions shall be satisfied in connection with such registration:

      (a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee) shall have any interest, beneficial or otherwise, in any Eligible Investments at any time held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;

      (b) the nominee and the Trustee have entered into an agreement establishing that any Eligible Investments held in the name of the nominee are to be held by the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee; and

      (c) in connection with the registration of any Eligible Investment in the name of the nominee, all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Eligible Investment are complied with as evidenced to the Trustee upon its request by an Opinion of Counsel.

      Qualified Substitute Mortgage Loan: For any Mortgage Loan or Mortgage Loans (each a "replaced Mortgage Loan") included in the Trust Fund for which such Qualified Substitute Mortgage Loan is being substituted, a Mortgage Loan for which all payments of principal and interest due on or before the Substitution Day have been received and which has the following characteristics:

      (a) a Mortgage Note Rate equal to or greater than that of such replaced Mortgage Loan;

      (b) a date of maturity no later than the latest Last Scheduled Distribution Date of any Certificate;

      (c) a Loan-to-Value Ratio no higher than that of such replaced Mortgage Loan;

      (d) a Loan Balance at least equal to that of such replaced Mortgage Loan;

      (e) a credit quality classification of a same or higher classification as that of such replaced Mortgage Loan;

      (f) secured by a Mortgaged Property that is either a single family dwelling or is of the same type as that securing such replaced Mortgage Loan;

      (g) an occupancy status that is either primary residence or is the same status as that of such replaced Mortgage Loan;

      (h) a lien priority that is either first or the same as that of such replaced Mortgage Loan;

      (i) is not a "balloon" loan unless such replaced Mortgage Loan is a "balloon" loan; and

      (j) is a "qualified replacement mortgage" as defined in Code Section 860G(a)(4);

provided, that (i) except for the conditions set forth in clauses (a), (c) and
(j) above, such characteristics may be satisfied on a weighted average or other aggregate basis, (ii) clause (d) may be satisfied by deposit in the P&I Account of sufficient funds so that the Loan Balance (calculated by including such funds) of such Qualified Substitute Mortgage Loan satisfies such clause (the "Substitution Adjustment Amount") and (iii) the Trustee shall receive, not later than the Substitution Day, (1) an Opinion of Counsel, dated the Substitution Day, to the effect that the substitution of such Qualified Substitute Mortgage Loans and any deposit of cash in the P&I Account will not constitute a "prohibited transaction" within the meaning of Code Section 860F(a), will not adversely affect the status of the Trust Fund as comprised of the Constituent REMICs and will not otherwise subject the Trust Fund to any tax and (2) an Officer's Certificate of the Depositor to the effect that (A) all documents delivered to the Trustee in connection with such substitution comply as to form with the requirements of Section 2.01(a) and (B) all conditions to such substitution specified in Section 2.04(a) have been satisfied.

      Realized Losses: For any Distribution Date, the aggregate of the amount of losses for each Mortgage Loan which became a Liquidated Loan during the related Collection Period, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Note Rate from the Due Date as to which interest was last paid through the Due Date in the Collection Period in which such Mortgage Loan became a Liquidated Loan, over (ii) Net Liquidation Proceeds for such Liquidated Loan.

      Release Amount: For any Distribution Date, the lesser of (x) Principal Proceeds and (y) the excess of the Overcollateralization Amount (assuming all Principal Proceeds are applied on such date as principal payments on the Certificates) over the Targeted Level; provided that if on such Distribution Date a Subordinated Trigger Event is in effect, the Release Amount is zero.

      REMIC: A "real estate mortgage investment conduit" within the meaning of Code Section 860D. References to the "REMIC" are to the Constituent REMICs constituting the Trust Fund.

      REMIC Provisions: The provisions of the federal income tax law relating to REMICs, appearing at Code Sections 860A through 860G, and related provisions and regulations promulgated thereunder, as may be in effect from time to time.

      Remittance Delinquencies: For any Determination Date, the aggregate of the originally scheduled interest and principal installments (as adjusted for any Principal Prepayments) on Mortgage Loans due from and payable by the Mortgagors for all Due Dates in the Collection Period next preceding such Determination Date but not received on or before such Determination Date.

      REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

      REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related REO Property).

      REO Property: A Mortgaged Property acquired by or on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

      Required Amount of Certificates: (i) 66 2/3% or more of the aggregate Voting Interest of the Outstanding Certificates, if affected by the occurrence of an actual or potential Servicing Event of Default and (ii) 66 2/3% or more of the aggregate Outstanding Percentage Interest of the Residual Certificates, if affected by such an actual or potential Servicing Event of Default.

      Responsible Officer: For any Person, the Chairman or any Vice Chairman of the Board of Directors or Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustee, the President, the Chairman of the committee on trust matters, any executive vice president, senior vice president, first vice president, second vice president, vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant or deputy cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of such Person to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; provided, however, that in respect of the Trustee, "Responsible Officer" shall only mean any such officer who is employed in the Corporate Trust Department or a similar group for the Trustee.

      S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

      Second Mortgage Loan: A Mortgage Loan secured by a second priority lien on the related Mortgaged Property.

      Senior Lien: The mortgage loan (which may be a Mortgage Loan) on Mortgaged Property having a first priority lien.

      Servicer: CFM, or its successor in interest, or any successor servicer appointed as herein provided.

      Servicing Advance: The aggregate of the advances made by the Servicer pursuant to Sections 3.07(b), 3.11 and 3.18.

      Servicing Event of Default: An event described in Section 7.01.

      Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Trust Fund whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may from time to time be amended.

      Similar Law: As defined in Section 5.02.

      60+ Delinquent Loans: For a Determination Date, all REO Properties and all Mortgage Loans for which any portion of a Monthly Payment is 60 days or more Delinquent (without regard to any grace period) as of the last day of the preceding calendar month.

      Subclass: For a Class of Certificates, any group of such Class designated as a Subclass in Article XII.

      Subordinated Percentage: For any date, 100% minus the Class A Percentage.

      Subordination Depletion Date: The first Distribution Date on which the Principal Balance of the Subordinated Certificates has been reduced to zero.

      Subsequent Transfer Agreement: Each agreement between the Trustee and the Depositor pursuant to which Additional Mortgage Loans are sold to the Trust Fund.

      Subsequent Transfer Cut-Off Date: For a Subsequent Transfer Date, the date specified as such in the related Subsequent Transfer Agreement.

      Subsequent Transfer Date: Each date on which Additional Mortgage Loans are sold to the Trust Fund pursuant to a Subsequent Transfer Agreement.

      Subservicer: Any person or persons to which the Servicer has delegated servicing obligations hereunder pursuant to Section 3.03 or 6.06.

      Subservicing Agreement: Any subservicing agreement between the Servicer and a Subservicer.

      Substitution Adjustment Amount: As defined in the definition of Qualified Substitute Mortgage Loan.

      Substitution Day: As defined in Section 2.04(a).

      Trust Expenses: Any amounts payable by the Trust Fund pursuant to Section
8.05 or the Depositor pursuant to Section 12.05.

      Trustee: The Person executing this Agreement as Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

      Trust Fund: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, the Certificate Account, the P&I Account, any Upper-Tier REMIC Account, any Pre-Funding Account, any Capitalized Interest Account, any REO Property, any Primary Mortgage Insurance Certificates, any other insurance policies with respect to the Mortgage Loans, any Retail Reserve Fund, the rights of the Trustee under any Reserve Fund and any Insurance Policy, (to the extent set forth herein) any investment earnings on amounts in any Investment Account and any other property or rights specified in Article XII as being part of the Trust Fund.

      Uncommitted Cash: As of any Determination Date, any cash in the P&I Account representing Principal Prepayments or Liquidation Proceeds deposited after the Collection Period immediately preceding such Determination Date and all related payments of interest [and all Prepaid Installments for Due Dates subsequent to the end of such Collection Period].

      Upper-Tier REMIC Account: Any account or accounts that are required to be established (in the same manner as the Certificate Account is established) and maintained pursuant to Section 12.04.

      U.S. Person: A citizen or resident of the United States of America, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States of America, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Weighted Average Rate: For any Distribution Date, the weighted average of the Certificate Rates for the related Interest Accrual Period for those outstanding Certificates having a Principal Balance, calculated prior to giving effect to any principal distributions to the Certificates on such date.


                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01. Conveyance of Trust Fund. CFMSI, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of CFMSI in and to the Trust Fund, including without limitation all of the right, title and interest of CFMSI in the Mortgage Loans, including all amounts received or receivable by CFMSI on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans, and Principal Prepayments thereon received, on or before the Cut-Off
Date), together with all of its right, title and interest in and to the proceeds of any title, hazard or other insurance policies, or Primary Mortgage Insurance Certificates, related to such Mortgage Loans. The transfer of the Mortgage Loans accomplished hereby is absolute and is intended by the parties hereto as a sale. It is the intention of CFMSI that the Mortgage Loans transferred to the Trust Fund be removed from CFMSI's assets and estate. CFMSI shall not transfer any additional property to the Trust Fund except as expressly permitted by this Agreement.

      (a) In connection with such transfer and assignment of Mortgage Loans, CFMSI does herewith deliver to the Trustee to be held in trust the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (except where, and to the extent, CFMSI is complying with Section 2.01(b)):

      (i) The Mortgage Note, endorsed by manual or facsimile signature without recourse by the Originator or an Affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the Affiliate of the Originator and from such Affiliate to the Trustee or, for any lost, misplaced or destroyed Mortgage Note, an original Lost Note Affidavit;

      (ii) The original recorded Mortgage, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original;

      (iii) Any original assumption or modification agreement applicable to the Mortgage;

      (iv) An assignment from the Originator to the Trustee in recordable form of the Mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the Mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to CFMSI or an Affiliate of CFMSI and to the Trustee; and

      (v) The original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of tide insurance) or the title searches pertaining to the Mortgaged Property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender's recording instructions, with the original to be delivered within 180 days of the Closing Date or other evidence of title.

      In addition, CFMSI, concurrently with the execution and delivery of this Agreement and in connection with such transfer and assignment of Mortgage Loans shall deposit in the P&I Account the amount of all payments received by CFMSI after the Cut-Off Date and prior to the Issue Date with respect to the Mortgage Loans, to the extent such payments are being transferred and assigned to the Trustee hereunder, except any portion of such payments on Mortgage Loans (including servicing fees) of a type not required to be deposited therein as specified in Article XII.

      (b) In instances where an original recorded Mortgage cannot be delivered by CFMSI to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in the recording of such Mortgage, CFMSI may,
(a) in lieu of delivering such original recorded Mortgage referred to in clause
(a)(ii) above, deliver to the Trustee a copy thereof, provided that CFMSI certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and (b) in lieu of delivering the completed assignment in recordable form referred to in clause (a)(iv) above to the Trustee, deliver such assignment to the Trustee completed except for recording information. In all such instances, CFMSI will deliver the original recorded Mortgage and completed assignment (if applicable) to the Trustee promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, CFMSI or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original or a copy of the title insurance policy referred to in clause (a)(v) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by CFMSI to the Trustee prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, CFMSI may, in lieu of delivering the original or a copy of such title insurance policy, deliver to the Trustee a binder with respect to such policy and deliver the original or a copy of such policy to the Trustee when available. In instances where an original assumption or modification agreement cannot be delivered by CFMSI to the Trustee prior to or concurrently with the execution and delivery of this Agreement, CFMSI may, in lieu of delivering the original of such agreement referred to in clause (a)(iii) above, deliver a certified copy thereof. CFMSI will deliver the original assumption or modification agreement to the Trustee promptly upon receipt thereof.

      CFMSI agrees, at its own expense, to prepare each assignment referred to in clause (a)(iv) above. CFMSI shall prepare and deliver a copy of each such assignment to the Trustee as soon as practicable but not later than 60 days after the Issue Date of the Certificates. In the case of each Mortgage relating to a Mortgaged Property located in the State of Maryland, CFMSI intends to effect recordation of each such assignment (or to supply the Trustee with evidence of recordation) as soon as practicable after the Issue Date in the appropriate public office for real property records. In addition, in the event that on a Distribution Date a Mortgage Loan is 90 days Delinquent, CFMSI shall effect recordation of an assignment of the related Mortgage to the Trustee promptly thereafter. Except as provided in this paragraph, neither CFMSI nor any Originator or Affiliate of any Originator shall have any obligation to record any assignment of any Mortgage in order to name the Trustee as mortgagee of record. The preceding sentence shall not be in derogation of the obligation of CFMSI, the Originators and Affiliates of the Originators to record (and supply the Trustee with evidence thereof) assignments of Mortgages required in order that CFMSI, an Originator or an Affiliate of an Originator be shown as mortgagee of record of each Mortgage.

      In the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Issue Date, CFMSI, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a Request for Release as set forth in Section 3.12.

      In connection with such transfer and delivery of the balance of the Trust Fund, CFMSI, concurrently with the execution and delivery of this Agreement, shall deposit into the P&I Account cash in the amount (if any) specified in
Article XII.

      Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, CFMSI or the Servicer, as applicable, shall do so by delivery thereof to the Mortgage Note Custodian (in the case of items of the types described in Sections 2.01(a)(i) and (iv)) or to the Mortgage Document Custodian (in the case of all other items described in Section 2.01(a)), in each case to be held on behalf of the Trustee. Except as may be specifically provided in this Agreement, the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files shall be performed by the appropriate Custodian.

      Section 2.02. Acceptance by Trustee. The Trustee, by execution and delivery hereof, acknowledges receipt, subject to the review described in the following paragraph, of the documents and other property referred to in Section
2.01 and declares that the Trustee holds and will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future Certificateholders.

      The Trustee shall, for the benefit of the Certificateholders, review each Mortgage File within 90 days after the Issue Date, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit B. If in the course of such review the Trustee finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee shall promptly so notify CFMSI, whereupon CFMSI shall have a period of 180 days within which to correct or cure any such defect (including correction or cure by substitution of Mortgage Loans to the extent permitted by Section 2.04). If any such material defect has not been corrected or cured, CFMSI will, not later than 180 days after the Trustee's notice respecting such defect, repurchase the related Mortgage Loan from the Trustee at a price (the "Loan Repurchase Price") equal to (i) the Loan Balance of such Mortgage Loan as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the Mortgage Note Rate to (but not including) the date of repurchase, plus (iii) any unreimbursed payments with respect to such Mortgage Loan, to the extent not covered in (ii) above, as part of a Servicing Advance or a Delinquency Advance whereupon all Servicing Advances and Delinquency Advances will be deemed reimbursed to the Servicer with respect to such Mortgage Loan by such respective amounts. Notwithstanding the preceding two sentences, any material defect that causes a Mortgage Loan to fail to constitute a "qualified mortgage" within the meaning of Code Section 860G(a)(3) shall either be corrected or cured by CFMSI or, failing such correction or cure, CFMSI shall repurchase such Mortgage Loan at the Loan Repurchase Price (or, if within two years of the Startup Day, or such other period as may be permitted by the REMIC Provisions, substitute an Qualified Substitute Mortgage Loan therefor pursuant to Section 2.04) no later than 90 days after the discovery of such material defect. Any such repurchase shall be considered a prepayment in full of such Mortgage Loan on date of repurchase and shall be deposited by CFMSI in the P&I Account and, upon receipt by the Trustee of written notification of such deposit signed by an Authorized Officer of CFMSI, the Trustee shall release to CFMSI or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished to the Trustee, in each case without recourse, as CFMSI shall reasonably request, to vest in CFMSI or such designee any Mortgage Loan so released. Any repurchase by CFMSI of a Mortgage Loan hereunder shall be deemed to include the right to receive any Monthly Payment or other remittance thereon payable or received after the date of repurchase, and the Trustee shall, upon receipt thereof, promptly remit the amount of such Monthly Payment or other remittance to CFMSI. It is understood and agreed that the obligation of CFMSI to repurchase any Mortgage Loan or make a substitution therefor pursuant to Section 2.04 as to which a material defect in a constituent document exists shall constitute the sole remedy against CFMSI with respect to such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders.

      Section 2.03. Representations and Warranties of CFMSI and CFM. (a) CFMSI makes the representations and warranties set forth in Article XIV to the Trustee (which representations are incorporated by reference herein as though set forth below in this Section 2.03(a)) and, in addition, CFMSI hereby represents and warrants to the Trustee that:

      (i) The information set forth in Exhibit B was true and correct in all material respects as of the date or dates such information is furnished;

      (ii) As of the Issue Date, each Mortgage is a valid first or second lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments as limited in clause (vi) below,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan, (c) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second priority Mortgage, the related Senior Lien;

      (iii) Immediately prior to the transfer of the Mortgage Loans to the Trustee, CFMSI has good title to, and is the sole owner of, each Mortgage Loan (except as set forth in clause (v) below) and immediately upon the transfer and assignment herein contemplated, CFMSI will have taken all steps necessary so that the Trustee will have good title to, and will be the sole owner of, each Mortgage Loan (except as set forth in clause (v) below);

      (iv) As of the Cut-Off Date, except as stated in Article XIV, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 days or more Delinquent;

      (v) As of the Cut-Off Date, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

      (vi) As of the Cut-Off Date, there is no delinquent tax or assessment lien against any Mortgaged Property;

      (vii) As of the Issue Date, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

      (viii) As of the Cut-Off Date, each Mortgaged Property is free of material damage;

      (ix) Each Mortgage at the time it was originated complied in all material respects with applicable state and federal laws, including, without limitation, consumer protection, usury, equal credit opportunity, recording and disclosure laws;

      (x) A lender's title insurance policy or binder (which policy was issued in standard ALTA form) or other assurance of title customary in the relevant jurisdiction therefor, was issued on the date of the origination of each Mortgage Loan and, as of the Issue Date, each such policy, binder or assurance is valid and remains in full force and effect;

      (xi) The Mortgage Loans conform in all material respects with the descriptions thereof in the Prospectus and the Prospectus Supplement relating to the Certificates;

      (xii) The original principal balance of each Mortgage Loan was not more than 100% of the Original Value of such Mortgage Loan;

      (xiii) For each Mortgage where a Lost Note Affidavit has been delivered to the Trustee, the related original Mortgage Note is no longer in existence; and

      (xiv) As of the Issue Date, each Mortgage was recorded in the name of CFMSI or an Affiliate of CFMSI.

      The representations and warranties set forth in, or incorporated by reference in, this Section 2.03(a) shall survive delivery of the Mortgage Loans to the Trustee. Upon discovery by CFMSI or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan (including any Mortgage Loan substituted for a nonconforming Mortgage Loan pursuant to
Section 2.04), the party discovering such breach shall give prompt written notice to the other parties hereto. If within 60 days of the date of such notice of breach or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, CFMSI does not cure such breach in all material respects (including by substitution of one or more Qualified Substitute Mortgage Loans if and to the extent permitted by Section 2.04), CFMSI shall repurchase such Mortgage Loan from the Trustee.

      Any such repurchase of a Mortgage Loan by CFMSI shall be accomplished in the manner set forth in Section 2.02 and at the Loan Repurchase Price. Any such repurchase shall be considered a prepayment in full of such Mortgage Loan on date of repurchase and shall be deposited by CFMSI in the P&I Account and, upon receipt by the Trustee of written notification of such deposit signed by an Authorized Officer of CFMSI, the Trustee shall release to CFMSI or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as CFMSI shall reasonably request, to vest in CFMSI or such designee any Mortgage Loan so released. Any repurchase by CFMSI of a Mortgage Loan hereunder shall be deemed to include the right to receive any Monthly Payment or other remittance thereon payable or received after the date of repurchase, and the Trustee shall, upon receipt thereof, promptly remit the amount of such Monthly Payment or other remittance to CFMSI. It is understood and agreed that the obligation of CFMSI to repurchase or substitute (as provided in Section 2.04) any

Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy against CFMSI respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.

      (b) CFM hereby represents and warrants to the Trustee as follows:

      (i) The Servicer is a corporation validly existing and in good standing under the laws of the state of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer.

      (ii) The Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement.

      (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer under this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer.

      (iv) The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or FHLMC.

      (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

      (vi) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates at which such information is furnished and each Prepayment Charge is enforceable in accordance with its terms under applicable state law (except to the extent that (x) enforceability may be limited by applicable bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (y) collectability may be limited due to acceleration in connection with a foreclosure or other involuntary payment and (z) subsequent changes in applicable law may limit or prohibit enforceability or collectability).

      Section 2.04. Substitution of Qualified Substitute Mortgage Loans for Nonconforming Mortgage Loans. (a) CFMSI shall have the right, in an event requiring a repurchase pursuant to Section 2.02 or 2.03(a), to substitute one or more Qualified Substitute Mortgage Loans for any one or more nonconforming Mortgage Loans, any such substitution to take place on the day designated by CFMSI (the "Substitution Day") occurring before a date two years after the Startup Day (or, if the Substitution Day is not a Business Day, the next preceding Business Day), subject to the Trustee receiving an Officer's Certificate of CFMSI attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and confirming that the representations and warranties contained in Section 2.03(a) (other than paragraphs (i) and (xi) thereof) are true and correct in all material respects with respect to the Qualified Substitute Mortgage Loans on and as of the Substitution Day, provided that remedies for the inaccuracy of such representation are limited as set forth in Sections 2.02, 2.03(a) and this 2.04.

      (b) In the event that, on the Substitution Day, any Prepaid Installments have been deposited for such Mortgage Loan, the full amount of such Prepaid Installments shall be paid on the Substitution Day to CFMSI from the P&I Account.

      (c) Concurrently with the satisfaction of the conditions set forth in
Section 2.04(a) above and the grant of such Qualified Substitute Mortgage Loans to the Trustee pursuant to Section 2.04(a) above, (A) Exhibit B to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Qualified Substitute Mortgage Loans and to include, pursuant to
Section 10.01, the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Qualified Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Qualified Substitute Mortgage Loans and (B) the Trustee shall release to CFMSI or its designee the nonconforming Mortgage Loan or Loans and execute and deliver such instruments of transfer or assignment as may be required to transfer, without recourse, to CFMSI or such designee such nonconforming Mortgage Loan or Loans.

      Section 2.05. Sale of Additional Mortgage Loans. (a) If a Pre-Funding Account has been established pursuant to Section 4.02 then the Depositor shall on a Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, and the Trustee shall purchase on behalf of the Trust Fund, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from and under the Additional Mortgage Loans (other than any principal and interest due on or prior to the relevant Subsequent Transfer Cut-Off Date) together with the related Additional Mortgage Loan documents and the Depositor's interest in any Mortgaged Property which secured an Additional Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Additional Mortgage Loans, cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, right to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). There shall be no more Subsequent Transfer Dates during the Funding Period than are specified in Section 14.03.

      Each transfer of Additional Mortgage Loans by the Depositor to the Trustee shall be absolute and is intended by the parties hereto to be treated as a sale by the Depositor to the Trustee. It is the intention of the Depositor that the Additional Mortgage Loans transferred to the Trust Fund be removed from its assets and estate. The amount released from the Pre-Funding Account as the purchase price for the Additional Mortgage Loans shall be one-hundred percent (100%) of the aggregate Loan Balances transferred. Upon such transfer, such Additional Mortgage Loans (and all principal and interest due thereon after the Subsequent Transfer Cut-Off Date) and all other rights and interests for such Additional Mortgage Loans shall for all purposes hereunder be part of the Trust Fund.

      (b) The obligation of the Trustee to accept the transfer of the Additional Mortgage Loans is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

      (i) the Depositor shall have delivered to the Trustee the documents and instruments listed in Section 2.01(a) for the Additional Mortgage Loans;

      (ii) the Depositor shall have provided the Trustee with an Addition Notice and shall have provided any information reasonably requested by it for the Additional Mortgage Loans;

      (iii) the Depositor shall have delivered to the Trustee a duly executed written Subsequent Transfer Agreement (including an acceptance by the Trustee) which shall include a schedule of Additional Mortgage Loans;

      (iv) the Depositor shall have deposited in the P&I Account all principal and interest received by it and due on such Additional Mortgage Loans after the related Subsequent Transfer Cut-Off Date;

      (v) the Funding Period shall not have ended; and

      (vi) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraph (c) below.

      (c) The obligation of the Trustee to accept the transfer of Additional Mortgage Loans on any Subsequent Transfer Date is also subject to any additional requirements set forth in Section 14.03.

      (d) For each Subsequent Transfer Date and, if applicable, on the first two Distribution Dates occurring after the Startup Date, the Trustee shall determine: (i) the amount and correct dispositions of the Capitalized Interest Requirement, Overfunded Interest Amount, Pre-Funding Account Earnings and the Pre-Funded Amount and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. In the event that any amounts are released as a result of an error in calculation to the Holders or Depositor from the Pre-Funding Account or from the Capitalized Interest Account, such Holders or the Depositor shall immediately repay such amounts to the Trustee or the Trustee shall have the right to withhold such amounts from future distributions to such Persons.

      (e) Upon consummation of the transfer of Additional Mortgage Loans, Exhibit B to this Agreement shall be deemed amended to include such Additional Mortgage Loans and the information relating thereto set forth on the related Addition Notice, and all references in this Agreement to Mortgage Loans shall include such Additional Mortgage Loans.

      Section 2.06. Authentication of Certificates. The Trustee has authenticated and delivered or caused to be authenticated and delivered to or upon a Depositor Order, in exchange for the Mortgage Loans, concurrently with the transfer and assignment to the Trustee of the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing the entire ownership of the Trust Fund.


                                   ARTICLE III

                         ADMINISTRATION AND SERVICING OF
                                 MORTGAGE LOANS

      Section 3.01. Servicing. Acting directly or through one or more Subservicers as provided in Section 3.03, the Servicer shall service and administer the Mortgage Loans in accordance with this Agreement, the terms of the respective Mortgage Loans and the servicing standards set forth in the Fannie Mae Guide, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall not be required to institute litigation for collection of any payment if it reasonably questions its ability to enforce the provision of the Mortgage Loan under which the payment is required. It is the intent of the parties hereto that the Servicer shall have all of the servicing obligations hereunder which a lender would have under the Fannie Mae Guide (as such provisions respectively relate to first and second lien mortgages); provided, however, that to the extent that such standards and obligations or the Fannie Mae Guide are amended by Fannie Mae after the date hereof and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing, the Servicer may, at its option, in accordance with the servicing standards set forth herein, determine not to comply with such amendment.

      Subject to Section 3.03, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Subservicer as it may from time to time designate, but no such designation of a Subservicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Subservicer shall have the rights and powers of the Servicer which have been delegated to such Subservicer with respect to such Mortgage Loans under this Agreement.

      Without limiting the generality of the foregoing, but subject to Sections
3.11 and 3.12, the Servicer in its own name or in the name of a Subservicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Holders and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee. Section 3.11(a) and Section 3.12(a) shall each constitute a revocable power of attorney from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) for any Mortgage Loan held by the Trustee paid in full or foreclosed (or for which payment in full has been escrowed). Revocation of such power of attorney shall take effect upon (i) the receipt by the Servicer of written notice thereof from the Trustee or (ii) the termination of the Trust. Upon written instructions from the Servicer, the Trustee shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions as shall be necessary to effectuate the foregoing. Subject to Sections 3.11 and 3.12, the Trustee shall execute a power of attorney to the Servicer or any Subservicer and furnish them with any other documents as the Servicer or such Subservicer shall reasonably request in writing to enable the Servicer and such Subservicer to carry out their respective servicing and administrative duties hereunder.

      The Servicer shall give prompt written notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

      Section 3.02. Collection of Mortgage Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any insurance policy relating to Mortgage Loan or Mortgaged Property, follow collection procedures for all Mortgage Loans at least as rigorous as those described in the Fannie Mae Guide. Consistent with the foregoing, the Servicer may in its discretion (a) waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and (b) arrange with a Mortgagor a schedule for payment of Delinquent sums provided that, if such arrangement is for a period of more than 90 days, the Servicer reasonably believes that without such arrangement, the Mortgagor would default on the Mortgage Loan. In addition, in the event the Servicer shall consent to the deferment of the due dates for any installment due on a Mortgage Loan, such Mortgage Loan shall be consider Delinquent hereunder to the same extent as if such installment had not been deferred.

      Section 3.03. Subservicing Agreements. The Servicer may enter into Subservicing Agreements for the servicing and administration of Mortgage Loans with any institution which (x) is authorized under the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (y) has experience servicing mortgage loans that are similar to the Mortgage Loans. The Servicer shall give written notice to the Trustee and the Rating Agencies of the appointment of any Subservicer (and shall receive the confirmation of the Rating Agencies that such Subservicer shall not result in a withdrawal or downgrading by any Rating Agency of the then current rating of the Certificates). For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when a Subservicer has received such payments. Each Subservicer shall be expressly required to service the Mortgage Loans in accordance with this Agreement and each Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement, and shall provide that the Trustee (if acting as successor Servicer) or any other successor Servicer shall have the right to terminate such agreement without payment of any penalty if the original Servicer is terminated or resigns. The Servicer shall deliver to the Trustee copies of all Subservicing Agreements and any amendments or modifications thereof promptly upon the execution thereof.

      Section 3.04. No Contractual Relationship. Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be between the Subservicer and the Servicer alone, and the Trustee and the Holders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 3.05.

      Section 3.05. Assumption or Termination of Subservicing Agreement. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 7.01, the Servicer's rights and obligations under any Subservicing Agreement shall be assumed simultaneously by the Trustee without act or deed on part of the Trustee; provided, however, that the Trustee (if acting as successor Servicer) or any other successor Servicer may terminate the Subservicer as provided in Section 3.03.

      The Servicer shall at its expense, upon the reasonable request of the Trustee, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

      Section 3.06. P&I Account; Certificate Account. (a) The Servicer shall establish and maintain at one or more Depositories the P&I Account to be held as a trust account. Each P&I Account shall be established in the name of the Trustee, as trustee for the Holders of the Series of Certificates specified in
Article XII. If the institution at any time holding the P&I Account ceases to be eligible as a Depository, then the Servicer shall immediately name a successor institution meeting the requirements for a Depository. If the Servicer fails to name such a successor institution, then the P&I Account shall thenceforth be held as a trust account with a qualifying Depository selected by the Trustee. The Servicer shall notify the Trustee if there is a change in the name, account number or institution holding the P&I Account.

      The Depositor shall cause to be established with the Trustee on the Issue Date, and the Trustee shall maintain, the Certificate Account, to be held by the Trustee as trustee for the Holders of the Series of Certificates specified in
Article XII.

      (b) The Servicer may deposit in each of the P&I Account and Escrow Account the appropriate payments, collections and funds in respect of one or more series of certificates issued under a registration statement covering the Certificates or similar certificates; provided that the senior class of certificates of each such other series and the senior Class of Certificates are rated "AAA" or its equivalent or in the category "AA" or its equivalent by each Rating Agency (with respect to any Insured Certificates, without regard to the Insurance Policy), and provided further that separate accounting for each series is maintained.

      Funds and other property in the Certificate Account shall not be commingled with any other moneys or property of the Trustee. However, the Trustee may hold any funds or other property received or held by it as part of the Certificate Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other persons; provided that such accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Certificate Account.

      (c) The Servicer shall deposit to the P&I Account all Interest Proceeds and Principal Proceeds for a Collection Period, as follows:

      (w) within two Business Days of collection, all amounts representing Monthly Payments;

      (x) not later than the Business Day preceding the related Deposit Date, all amounts representing Net Liquidation Proceeds, Loan Repurchase Prices and Substitution Adjustment Amounts;

      (y) not later than the related Deposit Date, all amounts representing Delinquency Advances, Compensating Interest, income from REO Properties and any net investment losses on funds held in the P&I Account as required by Section 4.03(b); and

      (z) within two Business Days of collection, any other amounts, not enumerated above in this Section 3.06(c), representing recoveries of amounts previously recognized as Realized Losses,

minus amounts deposited in the P&I Account in respect of this or prior Collection Periods representing payments of principal and/or interest by a Mortgagor which are subsequently returned by a depository institution as unpaid. The aggregate of the amounts so deposited in respect of a particular Collection Period pursuant to this Section 3.06(c) is the "Monthly Deposit Amount".

      The foregoing requirements for deposit in the P&I Account shall be exclusive. Amounts required to be deposited into the Escrow Account and (unless otherwise provided in Article XII) amounts in the nature of prepayment charges, late payment charges, assumption fees, excess interest paid by Mortgagors and other fees and proceeds of reimbursements of Property Protection Expenses received with respect to Mortgage Loans need not be deposited by the Servicer in the P&I Account.

      (d) (i) The Servicer may from time to time make withdrawals from the P&I Account, only in the following order of priority and for the following purposes:

      (A)   to pay itself the Servicing Fee;

      (B) to withdraw net investment earnings on amounts on deposit in the P&I Account;

      (C) to effect reimbursement for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of Liquidation Proceeds deposited in respect of such Mortgage Loan, to withdraw any Foreclosure Profits and to pay itself the amounts due under Section 3.11(a) relating to deficiency actions;

      (D) to effect reimbursement for Delinquency Advances, the right to reimbursement pursuant to this clause (D) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest respecting which any such advance was made;

      (E) to effect reimbursement for any Delinquency Advances that the Servicer has determined to have become Nonrecoverable Advances;

      (F) to effect reimbursement for advances made for any Mortgage Loan in payment of taxes or assessments, pursuant to Section 3.09 in payment of insurance premiums (except premiums on the blanket policy referred to in Section 3.09) in any amount not theretofore reimbursed out of the Escrow Account, in each case to the extent and only to the extent that reimbursements of such advances have been deposited in the P&I Account pursuant to this Section 3.06;

      (G) to make payments permitted pursuant to the last sentence of Section 6.03;

      (H) to withdraw amounts that have been deposited to the P&I Account in error; and

      (I) to clear and terminate the P&I Account following the termination of the Trust pursuant to Article IX.

      The Servicer shall keep and maintain (or cause to be kept and maintained) separate accounting records, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of accounting for withdrawals from the P&I Account pursuant to clauses
(C) and (F) of this Section; provided, however, that such records need not be retained by the Servicer for a period longer than its five most recent fiscal years.

      (ii) The Servicer shall (x) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, the Monthly Deposit Amount for a Collection Period not later than the related Deposit Date, and (y) on each Determination Date, deliver to the Trustee a monthly servicing report, containing (without limitation) the following information: principal and interest collected in respect of the Mortgage Loans, scheduled principal and interest that was due on the Mortgage Loans, relevant information with respect to any Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Mortgage Loans, including the information set forth in Section 4.07(b). In addition, the Servicer shall inform the Trustee on each Determination Date of the amounts of any Loan Repurchase Prices and Substitution Adjustment Amounts for such Collection Period.

      Section 3.07. Delinquency Advances; Servicing Advances. (a) On each Determination Date, the Servicer shall elect whether to remit to the Trustee for deposit to the P&I Account out of the Servicer's own funds any Delinquent payment of interest on each Delinquent Mortgage Loan, which payment was not received on or prior to the such Determination Date. The election of the Servicer to make any Delinquency Advance will be based on its reasonable business judgment in accordance with the servicing standards set out herein that the related Mortgage Loan will not ultimately give rise to a Realized Loss, upon liquidation or otherwise; in all other cases the Servicer shall not be obligated to make such Delinquency Advance.

      The Servicer may reimburse itself on any day for any Delinquency Advance from collections on any Mortgage Loans that are not required to be remitted to the Certificate Account during the month in which such reimbursement is effected. This right of reimbursement is in addition to that provided in Section 3.06(d).

      If the Servicer determines that Delinquency Advances previously made on a Mortgage Loan have become Nonrecoverable Advances, the Servicer may reimburse itself for the amount of such Nonrecoverable Advances as provided in the first sentence of the preceding paragraph. The Servicer shall give written notice of its determination of nonrecoverability and the factual basis therefor to the Trustee. This right of reimbursement is in addition to that provided in Section 3.06(d) and to the Servicer's right to reimbursement from related Liquidation Proceeds.

      (b) The Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to,
(i) Property Protection Expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of REO Property, (iv) advances required by Section 3.11(a), but only to the extent that such amounts are determined by the Servicer in its reasonable business judgment to be recoverable and (v) expenses incurred and funds advanced pursuant to Section 3.18. The Servicer may recover a Servicing Advance (x) from the Mortgagor to the extent permitted by the Mortgage Loan or, if not theretofore recovered from such Mortgagor, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (y) as provided in Section 3.06(d)(i). The Servicer shall be entitled to recover Servicing Advances from Liquidation Proceeds prior to the deposit of the Liquidation Proceeds hereunder.

      Section 3.08. Compensating Interest. If a Principal Prepayment in full of a Mortgage Loan occurs during any Collection Period, an amount equal to any Prepayment Interest Shortfall for such Mortgage Loan, up to an aggregate amount not in excess of the Compensating Cap for the related Collection Period ("Compensating Interest") shall be deposited by the Servicer to the P&I Account (however, if such Prepayment Interest Shortfall is a negative amount, the Servicer shall retain such amount).

         Section 3.09. Maintenance of Insurance. (a) The Servicer shall cause to be maintained for each Mortgage Loan a hazard insurance policy that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises. The Servicer shall maintain such insurance policies in the name of the Trustee, its successors and assigns, as loss payee. The policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law. The Servicer may also maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are rated investment grade by each Rating Agency.

      (b) If the Mortgage Loan at the time of origination (or if required by federal law, at any time thereafter) relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained thereon a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Mortgage Loan, of not less than the least of (i) the Loan Balance of the Mortgage Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust for any loss to the Trust resulting from the Servicer's failure to advance premiums for such insurance required by this Section when so permitted by the terms of the related Mortgage.

      Section 3.10. Due-on-Sale Clauses; Assumption and Substitution. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer need not exercise any such right if the "due-on-sale" clause is, in the reasonable belief of the Servicer, not enforceable under applicable law. An Opinion of Counsel, provided at the expense of the Servicer, to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall enter into an assumption and modification agreement with the transferee to whom such property has been or is about to be conveyed, pursuant to which such transferee becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the original Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such transferee, pursuant to which the original Mortgagor is released from liability and such transferee is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the appropriate Custodian, on behalf of the Trustee, the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for any required recording of any assumption or substitution agreement. In connection with any assumption or substitution agreement, no material term of the Mortgage Loan (including, without limitation, the Monthly Payment, the stated maturity, the Loan Balance or the Mortgage Note Rate) shall be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or any substitution of liability agreement or any other transfer of a Mortgaged Property without assumption thereof, by operation of law or by reason of any assumption or transfer (x) which the Servicer may be restricted by law from preventing, or (y) which, if prevented, would result in non-coverage of any resulting loss that would otherwise be covered under any mortgage pool insurance policy, hazard insurance policy or any Primary Mortgage Insurance Certificate, for any reason whatsoever.

      Section 3.11. Realization Upon Defaulted Mortgage Loans; Workouts. (a)
The Servicer shall foreclose upon or otherwise comparably convert the ownership in the name of, or on behalf of, the Trustee on behalf of the Trust Fund of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the servicing standards set forth in the Fannie Mae Guide, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. In the event a deficiency action is available against the Mortgagor or any other person, the Servicer may proceed for the deficiency. The Servicer may retain twenty-five percent of the net proceeds received pursuant to a deficiency action as compensation for entering into such action.

      The Servicer shall sell any REO Property prior to the close of the third calendar year beginning after the year of its acquisition by the Trust Fund, at such price as the Servicer in good faith deems necessary to comply with this covenant unless (i) the Servicer obtains for the Trustee an Opinion of Counsel (the expense of which opinion shall be a Servicing Advance) experienced in federal income tax matters and acceptable to the Trustee, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property for any greater period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or of any Constituent REMIC as defined in Code Section 860F or cause any Constituent REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) the Servicer shall have applied for an extension of time in the manner contemplated by Code Section 856(e)(3), in which case such three-year period shall be extended by the applicable period. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by any Constituent REMIC of any "income from non-permitted assets" within the meaning of Code Section 860F(a)(2)(B) or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. In its efforts to sell such REO Property, the Servicer shall either itself or through an agent protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection, rent the same or any part thereof as the Servicer deems appropriate for the period prior to the sale of such REO Property.

      The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property. The Servicer shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by solid wastes, hazardous wastes, hazardous substances or other pollutants. The Servicer shall not be liable to the Holders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

      In any case in which property subject to a Mortgage shall have suffered damage, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of such property unless it shall determine in its discretion (a) that such restoration and/or foreclosure will increase the net proceeds of liquidation of the related Mortgage Loan to the Holders after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it through either Liquidation Proceeds or Insurance Proceeds (with respect to each of which it shall have priority for purposes of withdrawals from the P&I Account from the related property, as contemplated in Section 3.06(d)). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.06(d). The Servicer shall not, however, be entitled to recover legal expenses incurred in connection with liquidation proceedings where the Mortgagor pays all Delinquent payments and expenses and such proceedings are terminated prior to liquidation, other than sums received from the Mortgagor for such expenses.

      In the event the Servicer does not elect to foreclose on a Mortgaged Property, the Servicer may, in the exercise of its judgment, elect to accept a payment or payments, in connection with the sale by the Mortgagor of such Mortgaged Property or the retention by the Mortgagor of such Mortgaged Property, in aggregate amount less than the outstanding balance of the related Mortgage Loan and accrued interest thereon.

      The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its efforts in realizing upon defaulted Mortgage Loans hereunder.

      In addition to the foregoing provisions, the Servicer may enter into a special servicing agreement covering any one or more Mortgage Loans in default with a Holder of 100% of the Principal Balance of a Subclass of Class B Certificates or a holder of a class of securities representing interests in Class B Certificates. Such special servicing agreement shall be subject to each Rating Agency's acknowledgement that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such an agreement.

      (b) The Servicer shall determine, for each defaulted Mortgage Loan and in accordance with the procedures set forth in the Fannie Mae Guide, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan."

      (c) The Servicer shall not agree to any modification, waiver, variance or amendment of any provision of any Mortgage Loan unless, in the Servicer's good faith judgment, such modification, waiver, variance or amendment would mitigate the loss that might otherwise be experienced with respect to such Mortgage Loan and only in the event of a default with respect to such Mortgage Loan or in the event that a default with respect to such Mortgage Loan is imminent; provided, however, that no such modification, waiver, variance or amendment shall extend the maturity date of such Mortgage Loan beyond the Collection Period relating to the Last Scheduled Distribution Date of the latest Class of Outstanding Certificates. The Servicer shall be permitted to modify, waive, vary or amend any provision of a Mortgage Loan if required by statute or a court of competent jurisdiction to do so.

      (d) The Servicer shall provide written notice to the Trustee prior to the execution of any modification, waiver or amendment of any material provision of any Mortgage Loan and shall deliver to the appropriate Custodian, on behalf of the Trustee, for deposit in the related Mortgage File, an original counterpart of such modification, waiver or amendment, promptly following the execution thereof.

      Section 3.12. Trustee to Cooperate; Release of Files. (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Custodians and the Trustee a "Request for Release of Documents" (Fannie Mae Form 2009). Upon receipt of such Request for Release, the Custodians, acting for the Trustee, shall promptly release the related Mortgage File, in trust, to the Servicer or its designee. In these circumstances, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the related Mortgaged Property, which instrument of satisfaction or assignment shall be delivered to the Person or Persons entitled thereto against receipt of payment in full. No expense incurred in connection with such instrument of satisfaction or assignment shall be chargeable to the P&I Account or to the Trustee. In lieu of executing any such satisfaction or assignment, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

      (b) The Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application shall be approved by the Servicer unless: (x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the Loan-to-Value Ratio and debt-to-income ratio of such Mortgage on the Cut-Off Date (or, in the case of an Additional Mortgage Loan, the related Subsequent Transfer Cut-Off Date) and any increase in the Loan-to-Value Ratio shall not exceed 5%; and (z) the lien priority of the related Mortgage is not adversely affected. Upon receipt by the Trustee of an Officer's Certificate of the Servicer setting forth the action proposed to be taken for a particular Mortgage Loan and certifying that the criteria set forth in the preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release prepared by the Servicer.

      Section 3.13. Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the related Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of (i) to the extent permitted by Section 3.19, Prepayment Charges, and (ii) release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the P&I Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 7.01 hereof, in which case the provisions of Section 7.01(g) shall apply.

      The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

      Section 3.14. Annual Statement of Compliance. The Servicer, at its own expense, will deliver to the Trustee, the Depositor, and each Rating Agency, on or before April 30 of each year, commencing in the year which begins not less than three months after the Issue Date, an Officer's Certificate stating that
(i) a review of the activities of the Servicer during such preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps taken or being taken by the Servicer to remedy such default.

      The Servicer shall deliver to the Trustee, the Depositor and each Rating Agency, promptly after having obtained knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both would become a Servicing Event of Default.

      Section 3.15. Annual Accountants' Report. On or before April 30 of each year, commencing in the year which begins not less than three months after the Issue Date, the Servicer, at its own expense (or if the Trustee is then acting as Servicer, at the expense of the Depositor, which in no event shall exceed $1,000 per annum), shall cause to be delivered to the Trustee, the Depositor and each Rating Agency a letter or letters of a firm of Independent, nationally recognized certified public accountants stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Audit Procedure for Mortgage Bankers, and stating such firm's conclusions relating thereto.

      Section 3.16. Access to Loan Documentation and Information. The Servicer will provide Holders that are federally insured savings and loan associations with certain reports, and will provide access to information and documentation regarding the Mortgage Loans included in the Trust Fund, sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision. The Servicer shall provide to the Trustee access to the information and documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

      Section 3.17. Inspections; Errors and Omissions Insurance. (a) At any reasonable time and from time to time upon reasonable notice, the Trustee or any Holder of a Class LR Certificate may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers. The costs and expenses incurred by such a Holder (but not the Trustee) in connection with any such examinations or discussions shall be for the account of the Holder.

      (b) The Servicer (including the Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of the Fannie Mae Guide or any successor provision thereof. If the fidelity bond or the errors and omissions coverage ceases to be in effect, the Servicer shall promptly give notice thereof to the Trustee and the Holders.

      Section 3.18. Additional Servicing Responsibilities for Second Mortgage Loans. The Servicer must notify any superior lienholder in writing of the existence of a Second Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

      If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations under a Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, such actions are necessary to protect the interests of the Holders, and/or to preserve the security of the related Second Mortgage Loan, subject to the REMIC Provisions. The Servicer shall advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the Holders; provided, however, that no such advance need be made if, in the Servicer's reasonable business judgement, such advance would be nonrecoverable in whole or in part. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

      Section 3.19. Prepayment Charges. If this Section 3.19 is stated to be applicable in Article XII, then the Servicer will not waive all or any part of any Prepayment Charge unless, in the Servicer's reasonable judgment, such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and giving such waiver is standard and customary in the industry under similar circumstances in connection with mortgage loan servicing. Subject to the foregoing, the Servicer will not waive all or any part of a Prepayment Charge in connection with the refinancing of a Mortgage Loan unless such refinancing is related to a default or a reasonably foreseeable default.

      If the Servicer shall waive all or any part of a Prepayment Charge in violation of the standard set forth in the preceding paragraph, then the Servicer shall, on the second Business Day preceding the next Deposit Date, deposit out of its own funds the amount so waived into the P&I Account. In addition, if the representation set forth in Section 2.03(b)(vi) is incorrect as to a Mortgage Loan and such Mortgage Loan is the subject of a voluntary Mortgagor prepayment, then an amount equal to any excess of (a) the amount of the Prepayment Charge that would have been collectable on such Mortgage Loan had such representation been correct over (b) any amount of the Prepayment Charge actually collected from the Mortgagor, shall be deposited by the Servicer out of its own funds in the manner described in the preceding sentence.

      Section 3.20. Escrow Account. The Servicer shall establish and maintain or cause to be established and maintained with Depositories one or more Escrow Accounts and shall deposit therein all collections of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. Withdrawals from an Escrow Account may be made only to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any payments made regarding taxes and assessments, premiums on Primary Mortgage Insurance Certificates and premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, to pay interest owed to Mortgagors on such Account to the extent required by law or to clear and terminate such Accounts at the termination of this Agreement.

      Section 3.21. Refinancings of Mortgage Loans. In addition to waivers and arrangements permitted by Section 3.11, the Servicer reserves the right to offer refinancings of any Mortgage Loan, if such refinancing arises out of a request by the related Mortgagor for a refinancing or a modification, or for other relief from the provisions of the related Mortgage Loan. For the purposes of this Section, a "refinancing" will include any process with a Mortgagor that results in the refinanced Mortgage Loan being identified and serviced as a "new mortgage loan" in the books, records and servicing files of the Servicer.

      On the Deposit Date for the Collection Period in which occurred the effective date of the refinancing of any Mortgage Loan pursuant to this Section, the Servicer shall deposit, or cause to be deposited, into the P&I Account an amount equal to the prepayment in full of such Mortgage Loan (net of all Servicing Advances and Delinquency Advances with respect to such Mortgage Loan, which shall be deemed reimbursed to the Servicer) and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the related Mortgage File shall be released, and the Custodians and the Trustee shall comply with the provisions of Section 3.12.


                                   ARTICLE IV

                           ACCOUNTS AND DISTRIBUTIONS

      Section 4.01. Collection of Money. The Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Subservicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 4.10, as part of the Trust Fund and shall apply it as provided in this Agreement.

      Section 4.02. Accounts. The Depositor shall cause to be established by the Issue Date, and the Trustee shall maintain at the Corporate Trust Office, the Certificate Account and, if applicable, the Capitalized Interest Account and the Pre-Funding Account, each to be held by the Trustee as such for the benefit of the Holders. The Trustee shall deposit in the Certificate Account, upon receipt, all amounts paid to it pursuant to Section 3.06(d)(ii).

      Section 4.03. Investment of Accounts. (a) Consistent with any requirements of the Code, all or a portion of any Investment Account shall be invested and reinvested by the Trustee in the name of the Trust Fund, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount. The Trustee (acting in its commercial capacity) may be the obligor on any investment which otherwise qualifies as an Eligible Investment. Except as otherwise provided in this Section 4.03, no investment in any Investment Account shall mature later than the Business Day immediately preceding the next Distribution Date.

      If the Depositor shall fail to give investment directions to the Trustee then the Trustee shall invest in money market funds described in Section 4.05(j) to be redeemable without penalty no later than the Business Day immediately preceding the next Distribution Date.

      If any amounts are needed for disbursement from any Investment Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

      The Trustee shall have no liability for any loss incurred in connection with any investment or any sale or liquidation thereof, or for any insufficiency in any Investment Account, except for (x) any loss or insufficiency caused by its negligence or willful misconduct or (y) any loss on investments which are liabilities of the Trustee in its commercial capacity.

      (b) (i) If the P&I Account is an Investment Account, then all funds therein shall be held (i) uninvested up to the amount insured by the FDIC or
(ii) invested in Eligible Investments. Any investments of funds in the P&I Account shall mature or be withdrawable at par on or prior to the immediately succeeding Deposit Date. Any investment earnings on funds held in the P&I Account shall be for the account of the Servicer and may only be withdrawn from the P&I Account by the Servicer immediately following the remittance of the Monthly Deposit Amount. Any investment losses on funds held in the P&I Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the P&I Account. Any references herein to amounts on deposit in the P&I Account shall refer to amounts net of investment earnings.

      (ii) If the Certificate Account is an Investment Account, then funds therein shall be invested and reinvested by the Trustee at the Depositor's written direction in one or more Eligible Investments bearing interest or sold at discount. No investment of any amount held in the Certificate Account may mature later than the Business Day immediately preceding the next Distribution Date; provided, however, that investments (including repurchase agreements) on which the Trustee, in its commercial capacity, is the obligor, may mature on a Distribution Date.

      All income from investment of moneys deposited in the Certificate Account, and all proceeds of disposition of any assets in the Certificate Account, shall be deposited in the Certificate Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Certificate Account.

      (iii) If a Pre-Funding Account and a Capitalized Interest Account are established on the Startup Day, then funds on deposit in each such account shall be invested in Eligible Investments as set forth in subsection (a) above. All income or other gain from such investment shall be deposited in such account by the Trustee immediately upon receipt (except that Pre-Funding Account Earnings shall be deposited as provided in Section 4.04(d)) and any loss from such investment shall be charged to such account. For federal income tax purposes, investment earnings on the Pre-Funding Account and the Capitalized Interest Account shall be deemed income of the [Depositor][Servicer].

      (c) The Depositor will not direct the Trustee to make any investment of any funds or to sell any investment held in an Investment Account except under the following terms and conditions:

      (i) each such investment shall be made in the name of the Trustee (in its capacity as such) or in the name of a Qualified Nominee of the Trustee; and

      (ii) each such investment shall be a "cash flow investment" as defined in Code Section 860G(a)(6).

      (d) Generally, no Eligible Investment shall be disposed of prior to its maturity; provided, however, if any amounts are needed for disbursement from an Investment Account and sufficient uninvested funds are not available therein to make such disbursement, in the absence of a Depositor Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Investment Account; provided, further, however, that prior to any such sale or conversion to cash, the Trustee shall have received (i) an Opinion of Counsel that such sale or conversion to cash shall not constitute a "prohibited transaction" under Code Section 860F(a), or (ii) (a) if such sale or conversion to cash constitutes such a "prohibited transaction", the consent of the Holders of 100% Percentage Interest of the Residual Certificates to the prohibited transaction together with each such Holder's proportionate share of any tax imposed on the Trust Fund attributable to such transaction and (b) an Opinion of Counsel that such transaction will not disqualify any Constituent REMIC as a REMIC.

      Section 4.04. Pre-Funding Account and Capitalized Interest Account. (a) Upon Depositor Order, on the Startup Date the Trustee will deposit in the Pre-Funding Account the Original Pre-Funded Amount from the proceeds of the sale of the Class A Certificates and in the Capitalized Interest Account the Original Capitalized Interest Amount.

      (b) On each Subsequent Transfer Date, the Depositor shall instruct the Trustee to withdraw from the Pre-Funding Account the purchase price for the related Additional Mortgage Loans pursuant to Section 2.05(a) and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.05.

      (c) If the Pre-Funded Amount has been reduced to $100,000 or less on or before any Deposit Date occurring during the Funding Period, and otherwise on the first Deposit Date occurring after the end of the Funding Period, the Depositor shall instruct the Trustee to withdraw the Pre-Funding Amount (exclusive of any Pre-Funding Account Earnings on deposit therein) from the Pre-Funding Account and deposit such amount to the Certificate Account on such Deposit Date.

      (d) On the Distribution Dates during and immediately following the Funding Period, the Trustee shall transfer (x) from the Pre-Funding Account to the Capitalized Interest Account any Pre-Funding Account Earnings for such Distribution Date and (y) from the Capitalized Interest Account to the Certificate Account, the sum of any Capitalized Interest Requirement and any Pre-Funding Account Earnings for such Distribution Date.

      (e) On each Subsequent Transfer Date the Trustee shall distribute any Overfunded Interest Amount (calculated by the Trustee on the day prior to such Subsequent Transfer Date) from the Capitalized Interest Account to the Depositor and on the first Distribution Date following the end of the Funding Period the Trustee shall close the Capitalized Interest Account and distribute to the Depositor any amounts remaining therein after taking into account the transfers on such Distribution Date described in subsection (d) above.

      (f) Any amounts transferred to the Certificate Account from the Capitalized Interest Account pursuant to clause (d)(y) above shall be transferred and distributed in accordance with Section 13.01(b).

      Section 4.05. Eligible Investments. The following are Eligible
Investments:

      (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or redemption;

      (b) Federal Housing Administration debentures;

      (c) FHLMC participation certificates which guarantee timely payment of principal and interest and senior debt obligations;

      (d) Consolidated senior debt obligations of any Federal Home Loan Bank;

      (e) Fannie Mae mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

      (f) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated at least F-1 by Fitch, A-1 by S&P and P-1 by Moody's;

      (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is at least Baa3 by Moody's and BBB by S&P and by Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

      (h) Repurchase agreements collateralized by securities described in (a),
(c) or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated at least P-1 or Aa2, respectively, by Moody's, at least A- or AA, respectively, by S&P and at least F-1 or AA, respectively, by Fitch, provided:

            a. A master repurchase agreement or specific written repurchase agreement governs the transaction,

            b. The securities are held, free and clear of any lien, by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee,

            c. A perfected first security interest under the Uniformed Commercial Code, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq., in such securities is created for the benefit of the Trustee, and

            d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two Business Days of such valuation, and

            e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

      (i) Commercial paper (having original maturities of not more than 270 days) rated in one of the two highest short-term rating categories of each Rating Agency;

      (j) Investments in no load money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act and rated AAAm or AAAm-G by S&P, AAA by Fitch and Aaa by Moody's;

      (k) A Qualified GIC; and

      (l) Any other investment permitted by each Rating Agency;

provided, that no instrument described above shall evidence the right to receive
(a) only interest with respect to the obligations underlying such instrument or
(b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described herein may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

      Section 4.06. Accounting and Directions by Trustee. By noon New York time, on each Deposit Date (or such earlier date as shall be agreed by the Servicer and the Trustee), the Trustee shall, based on information provided to the Trustee by the Servicer, notify the Depositor and each Holder of the following information with respect to the next Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

            (1) Each Class A Subclass Interest Amount, Class M Subclass Interest Amount and Class B Subclass Interest Amount;

            (2) The Class A Principal Distribution Amount;

            (3) The application of the Class A Principal Distribution Amount in respect of each Class A Subclass, together with each Class M Subclass Principal Distribution Amount and each Class B Subclass Principal Distribution Amount, on such Distribution Date;

            (4) The Principal Balance (or notional amount, as applicable) of each Class and Subclass of Certificates following such payment;

            (5) The amount of any Realized Losses for the related Collection Period; and

            (6) The amount of 60+ Day Delinquent Loans.

      Section 4.07. Reports by Trustee to Holders. (a) On each Deposit Date the Trustee shall transmit a report in writing to each Holder and the Rating Agencies setting forth:

            (i) the amount of the distribution with respect to such Holders' Certificates (based on a Certificate in the original principal (or notional) amount of $1,000);

            (ii) the amount of such Holder's distributions allocable to principal, separately identifying the aggregate amount of any Principal Prepayments in full or other Principal Prepayments or other recoveries of principal included therein (based on a Certificate in the original principal amount of $1,000);

            (iii) the amount of such Holder's distributions allocable to interest (based on a Certificate in the original principal (or notional) amount of $1,000);

            (iv) the Interest Shortfall Amount for each Class and Subclass;

            (v) the Principal Balance (or notional amount) of each Class and Subclass (based on a Certificate in the original principal (or notional) amount of $1,000) which will be Outstanding after giving effect to the payment of principal on such Distribution Date;

            (vi) the aggregate Loan Balance of each Loan Group as of the related Determination Date, and the aggregate Loan Balance of all Mortgage Loans as of the related Determination Date;

            (vii) based upon information furnished by the Servicer, such information as may be required by Code Section 6049(d)(7)(C) and the regulations thereunder to assist the Holders in computing their market discount;

            (viii) the total of any Substitution Adjustment Amounts and any Loan Repurchase Prices included in such distribution;

            (ix) the weighted average Mortgage Note Rate of the Mortgage Loans;

            (x) whether a Trigger Event or Subordinated Trigger Event has occurred;

            (xi) the Senior Enhancement Percentage;

            (xii) the Overcollateralization Amount or, if applicable, the Deficiency Amount;

            (xiii) the amount of any Applied Loss Amount to each Class and Subclass as of the close of such Distribution Date; and

            (xiv) for each Class and Subclass, any amount applied in reduction of the Class B Subclass Loss Amount or Class M Subclass Loss Amount pursuant to Section 13.01(b) on such Distribution Date, and each Class B Subclass Loss Amount and Class M Subclass Loss Amount after giving effect to such application.

      The Servicer shall provide to the Trustee the information described in
Section 3.06(d)(ii) and in subsection (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii), (ix) and (x) shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section 3.06(d)(ii).

      (b) On each Deposit Date the Trustee will distribute to each Holder and the Rating Agencies, together with the information described in subsection (a) above, the following information (calculated as of the close of business on the last Business Day of the month preceding such Deposit Date) prepared by the Servicer and furnished to the Trustee for such purpose:

            (i) the number and aggregate Loan Balances of Mortgage Loans (a) 30 days Delinquent, (b) 60 days Delinquent and (c) 90 days Delinquent, (d) the number and aggregate Loan Balances of all Mortgage Loans and (e) the percentage that each of the amounts represented by clauses (a), (b) and
      (c) represent as a percentage of the amount in clause (d);

            (ii) the status, number and Loan Balances of all Mortgage Loans in foreclosure proceedings, separately stating those Mortgage Loans for which foreclosure proceedings were commenced in the preceding calendar month;

            (iii) the number and Loan Balances of (a) Mortgages involved in bankruptcy proceedings and (b) Mortgage Loans that are "balloon" loans;

            (iv) the status of any REO Properties;

            (v) the Loan Balance and book value of any REO Property;

            (vi) the Cumulative Loss Percentage, Cumulative Realized Losses and the Realized Losses for the preceding calendar month; and

            (vii) the aggregate Loan Balance of 60+ Day Delinquent Loans.

      (c) The Trustee, in addition to the distribution of information under subsections (a) and (b), shall distribute any Additional Pool Information and any Additional Certificate Information specified in Article XIV, to the persons and by the dates respectively specified. The Servicer agrees to provide to the Trustee such information on the Mortgage Loans and the Certificates as will enable the Trustee to perform its obligations under the preceding sentence.

      (d) The Servicer shall provide (or cause to be provided) to any Insurer the Insurer Deliverables.

      Section 4.08. Other Reports by Trustee. (a) The Trustee shall report, to the Depositor and each Holder, the amount on deposit in the Certificate Account and the identity of the investments included therein, as the Depositor or any Holder may from time to time reasonably request. The Trustee shall, at the reasonable request of the Depositor or any Holder, transmit promptly to such Person copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer and shall notify the Depositor if any Monthly Deposit Amount has not been received by the Trustee when due.

      (b) The Trustee shall report to each Holder regarding any written notices it may from time to time receive which provide a Responsible Officer with actual knowledge that any of the statements set forth in Section 2.03(a) are inaccurate.

      Section 4.09. Commission Filings. Within 15 days after each Distribution Date, the Trustee shall file with the Commission through the Electronic Data Gathering and Retrieval System a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 of the year following the year of this Agreement, the Trustee shall file a Form 15 Suspension Notification for the Trust Fund, if applicable. Prior to March 30 in the same year, the Trustee shall file a Form 10-K, in substance conforming to industry standards, for the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (a) receipt by the Trustee from the Depositor of a written termination of such power of attorney and (b) termination of the Trust Fund. At least three Business Days prior to filing any Form 8-K or Form 10-K pursuant to this Section, the Trustee shall deliver a copy thereof to the Depositor and the Servicer. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such information, reports and financial data within its control relating to this Agreement and the Mortgage Loans as the Trustee reasonably deems necessary or appropriate to prepare and file all required reports with the Commission.

      Section 4.10. Amounts Not Distributed. Any amount withdrawn for distribution as payment of interest or principal on any Certificate but which is not distributed because of the non-presentation of such Certificate, because the check for payment is returned undelivered or because the Holder thereof has failed to deliver payment instructions to the Trustee, shall be set aside and held by the Trustee in a separate trust account for the benefit of the Holder. Any such amount shall be deemed to have been duly distributed for the purpose of all calculations under this Agreement and will not be available for application to any other amounts payable under this Agreement. If such amount is an amount representing part of a final distribution pursuant to Section 9.01, the Trustee shall comply with the procedure set forth in the last paragraph of Section 9.01. After two years from the original date on which such amount was due and payable to the Holder, any amount remaining in such separate trust account shall be distributed to the Class LR or Class R Certificates, as appropriate, and after such distribution such Holder shall be required to seek payment as an unsecured general creditor of the Class LR or Class R Certificateholders, as applicable.

      Section 4.11. Payment of Trust Expenses. If and only to the extent not otherwise paid under this Agreement, the Trustee shall make demand on the Depositor to pay the Trust Expenses, and the Depositor shall promptly pay such expenses directly to the Persons to whom such amounts are due.


                                    ARTICLE V

                                THE CERTIFICATES

      Section 5.01. The Certificates. (a) The Certificates and Residual Certificates shall be substantially in the forms set forth as Exhibits hereto. The Certificates shall be issued in the denominations specified in Article XII and shall be executed by manual or facsimile signature on behalf of CFMSI by its Chairman, President, a Senior Vice President, Treasurer or one of its Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of CFMSI shall bind CFMSI, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the following paragraph executed by the Trustee or, if an Authenticating Agent is appointed pursuant to Section 8.12, executed by the Authenticating Agent, in each case by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Certificates shall be engraved, printed or lithographed in such manner as to comply with the requirements of The Depository Trust Company or other Clearing Agency if such Certificates are Book-Entry Certificates.

      The form of authentication by the Trustee referenced in the preceding paragraph is as follows: "This is one of the Certificates referred to in the within-mentioned Agreement.

            ________________________, as Trustee"

      Until such time as Definitive Certificates are issued pursuant to Section 5.06, each Certificate designated as a Book-Entry Certificate in Article XII shall be held in book-entry form and shall bear a legend in substantially the following form:

      "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Clearing Agency or nominee] or such other name as requested by an authorized representative of [Clearing Agency] and any payment is made to [Clearing Agency or nominee], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [Clearing Agency or nominee], has an interest herein."

      (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the initial Clearing Agency by, or on behalf of, the Depositor.

Such Certificates shall initially be registered on the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.06. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.06:

      (i) the provisions of this Section 5.01(b) shall be in full force and effect;

      (ii) the Depositor, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

      (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

      (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for the distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

      (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified voting interests, such direction or consent shall be given by Beneficial Owners having the requisite percentage interests.

      Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.06, copies of the reports or statements referred to in Section 4.07 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

      Section 5.02. Registration of Transfer and Exchange of Certificates. The Depositor shall maintain or cause to be maintained in accordance with the provisions of Section 6.05 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Depositor shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

      Upon surrender for registration of transfer of any Certificate at the office or agency of the Certificate Registrar, the Depositor shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferee, one or more new Certificates in authorized denominations of the same aggregate number of Single Certificates or the same aggregate Percentage Interest, as the case may be.

      At the option of the Certificateholder, Certificates may, be exchanged for other Certificates of authorized denominations evidencing the same aggregate number of Single Certificates or the same aggregate Percentage Interest, as the case may be, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Trustee or Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Depositor and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. Notwithstanding the foregoing, no transfer or exchange of any Certificate shall be made by the Trustee or Authenticating Agent unless the Certificateholder making the exchange has complied with the provisions of this Agreement, the respective Certificate and applicable securities laws.

      No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      All Certificates surrendered for registration of transfer and exchange shall be canceled and, subject to any record retention requirements of the Exchange Act, subsequently destroyed by the Trustee or, at its direction, by the Certificate Registrar.

      The Depositor and the Trustee will cause the Certificate Registrar to provide to the Paying Agent, if the Paying Agent is not the Certificate Registrar, not later than the third Business Day next preceding each Distribution Date, the names and addresses of the Certificateholders as of the Record Date and the number of Single Certificates or Percentage Interest held of record by each of them.

      Notwithstanding the foregoing, no legal or beneficial interest in all or any portion of a Residual Certificate may be transferred, directly or indirectly, to a "disqualified organization" within the meaning of Code Section 860E(e)(5), or to an agent of a disqualified organization (including a broker, nominee, or other middleman) (an "Agent") and any such purported transfer shall be void and of no effect. Further, no legal or beneficial interest in all or any portion of a Residual Certificate may be registered in the name of a Plan or a Person investing the assets of a Plan (such Plan or Person an "ERISA Prohibited Holder") or in the name of a person that is not (i) a U.S. Person or (ii) a non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) a non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not described in clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"). The Depositor shall not execute and the Trustee or Authenticating Agent shall not authenticate and deliver, a new Residual Certificate in connection with any transfer of a Residual Certificate, and neither the Depositor nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, any Residual Certificate unless the transferor shall have provided to the Depositor and the Trustee an affidavit, substantially in the form marked as Appendix 1 hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, accompanied by a written statement signed by the transferor to the effect that, as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false. Upon notice by the Depositor that any legal or beneficial interest in any portion of a Residual Certificate has been transferred, directly or indirectly, to a disqualified organization or an Agent in contravention of the foregoing restrictions, the Trustee shall furnish to the Internal Revenue Service and the transferor of such Residual Certificate or to such Agent, within 60 days of the request therefor by such transferor or such Agent, and the Depositor agrees to provide the Trustee with, the computation of such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to such Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Depositor, the reasonable cost of computing and furnishing such information may be charged to the transferor or such Agent; however, the Trustee and the Depositor shall in no event be excused from furnishing such information. Every holder of a Residual Certificate shall be deemed to have consented to such amendments to the Pooling Agreement as may be required to further effectuate the restrictions on transfer of Residual Certificates to a disqualified organization, an Agent, an ERISA Prohibited Holder or a Non-permitted Foreign Holder.

      The affidavit described in the preceding paragraph shall also contain the statement of the transferee that it (i) has historically paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur liabilities in excess of cash flows generated by the Residual Certificate,
(iii) intends to pay taxes associated with holding the Residual Certificate as they become due and (iv) will not transfer the Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor's statement to the Trustee accompanying the affidavit shall state that the transferor has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the preceding sentence are false. Each Residual Certificate shall bear a legend referring to the restrictions contained in this paragraph and the preceding paragraph.

      No transfer of any Private Certificate may be made unless such Private Certificate has been registered under the Act and applicable state securities or "blue sky" laws, or an exemption from the Act and applicable state securities or "blue sky" laws is available. Upon surrender for registration of transfer of any Private Certificate, (1) the Trustee shall not accept surrender for transfer or registration of transfer of, or register the transfer of, any Private Certificate and (2) the Depositor shall not execute, and the Trustee shall not authenticate and deliver, any new Private Certificate in connection with the transfer of any Private Certificate, unless either (A) such Private Certificate has been registered under the Act and applicable state securities or "blue sky" laws, or (B) an exemption from the registration requirements of the Act and applicable state securities or "blue sky" laws is available, and the transferee delivers to the Depositor and the Trustee a letter substantially to the effect set forth in Exhibit E to this Agreement and (x) if such transferee is not a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, and if so requested by the Depositor, in its sole discretion, an opinion of counsel acceptable to the Depositor shall have been delivered to it and the Trustee to the effect that such transfer is in compliance with either subclause (A) or subclause (B) above; or (y) if such transfer is to a non-institutional investor, unless such investor is an accredited investor (as defined in Regulation D under the Act) and has a net worth (exclusive of primary residence) of at least $1,000,000 as confirmed in writing to the Trustee.

      No transfer of an ERISA Restricted Certificate may be made unless any proposed transferee (i) executes a representation letter in substantially the form of Exhibit F hereto and in substance satisfactory to the Trustee and the Depositor either stating (a) that it is not, and is not acting on behalf of, any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or using the assets of any such Plan to effect such purchase or (b) as to the Class M or Class B Certificates only, it is an insurance company and the source of funds used to purchase the Class M Certificates or the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general accounts reserves and liabilities for the contracts) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee, the Servicer and the Depositor that the purchase or holding of ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in this Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Servicer, the Depositor or the Trustee may require in connection with such transfer.

      For purposes of clause (i) of the preceding paragraph, such representation shall be deemed to have been made to the Servicer, the Depositor and the Trustee by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Beneficial Owner of the beneficial interest in any such Class of ERISA Restricted Certificates) unless the Servicer, the Depositor and the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to them. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Servicer, the Depositor and the Trustee of an Opinion of Counsel satisfactory to them as described above shall be void and of no effect; provided, however, that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Servicer, the Depositor and the Trustee an Opinion of Counsel satisfactory to them to the effect that the purchase or holding of an ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code and will not subject the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement. The Servicer and the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section
5.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. Each of the Servicer and the Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

      Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Trustee or Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Initial Principal Balance, initial notional amount or Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued on the Issue Date, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, any Insurer, the Certificate Registrar and any agent of any of them may treat the Person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and none of the Depositor, the Trustee, any Insurer, the Certificate Registrar nor any agent of any of them shall be affected by any notice to the contrary.

      Section 5.05. Access to List of Certificateholders' Names and Addresses. If the Trustee is not the Certificate Registrar and at any time requests the Depositor or the Certificate Registrar in writing to provide a list of the names and addresses of Certificateholders, the Depositor will furnish or (if the Certificate Registrar is not the Depositor) cause the Certificate Registrar to furnish to the Trustee, within 15 days after receipt of a request, such list as of the most recent Record Date, in such form as the Trustee may reasonably require. If three or more Certificateholders (i) request such information in writing from the Trustee, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within five Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to the most recent list held by the Trustee, if any. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Depositor or the Certificate Registrar a current list and shall afford such Certificateholders access to such list promptly upon its receipt by the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 5.06. Definitive Certificates. If (i)(A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Servicer, Beneficial Owners representing an aggregate Principal Balance of not less than 51% of the aggregate Voting Interest of each outstanding Subclass of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by re-registration instructions and directions to authenticate new Certificates from the Depositor, the Trustee shall authenticate Definitive Certificates for delivery, at its Corporate Trust Office. The Depositor shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Depositor, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

      Section 5.07. Notices to Clearing Agency. Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.06, the Trustee shall have all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                                  CFMSI AND CFM

      Section 6.01. Liability. CFMSI and CFM shall be liable in accordance herewith only to the extent of the respective obligations specifically undertaken by them herein.

      Section 6.02. Merger or Consolidation, or Assumption of the Obligations. Any corporation into which CFMSI may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which CFMSI shall be a party, or any corporation succeeding to the business of CFMSI, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by Citicorp, which executes an agreement of assumption to perform every obligation of CFMSI hereunder, shall be the successor of CFMSI hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that in the event that any such successor corporation executes such agreement of assumption, CFMSI shall not thereby be released from any of its obligations or liabilities hereunder.

      Any corporation into which CFM may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which CFM shall be a party, or any corporation succeeding to the business of CFM, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by Citicorp, which executes an agreement of assumption to perform every obligation of CFM hereunder, shall be the successor of CFM hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that in the event that any such successor corporation executes such agreement of assumption, CFM shall not thereby be released from any of its obligations or liabilities hereunder.

      Section 6.03. Limitation on Liability. Neither CFMSI, CFM nor any of their respective directors, officers, employees and agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment, provided, however, that neither CFMSI, CFM nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. CFMSI, CFM and any director or officer or employee or agent of either of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. CFMSI, CFM and any of their respective directors, officers, employees or agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any suit in equity, action at law or other proceedings relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or reckless disregard of obligations and duties hereunder. CFM shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its respective opinion may involve it in any expense or liability, provided, however, that CFM may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such whom and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and CFM shall be entitled to be reimbursed therefor out of the P&I Account.

      Section 6.04. CFM Not to Resign. Subject to the provisions of Sections
6.02 and 6.06, CFM shall not resign from the obligations and duties hereby imposed on it without the consent of the Trustee, any Insurer, the Holders of more than 66-2/3% of the Voting Interests of the Certificates then Outstanding and 66-2/3% of the Percentage Interests of the Residual Certificates, except upon a determination that the performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, such other activities being of a type and nature carried on by CFM at the date hereof. Any such determination permitting the resignation of CFM shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation by CFM shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of CFM in accordance with Section 7.01.

      Section 6.05. Maintenance of Office or Agency. CFMSI shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where the Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CFMSI in respect of the Certificates and this Agreement may be served. CFMSI initially appoints the Certificate Registrar designated in Article XII as its office for purposes of receipt of notices and demands. CFMSI will give prompt written notice to the Trustee and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

      Section 6.06. Delegation of Duties. In addition to arrangements pursuant to Section 3.03, CFM may at any time without notice or consent delegate any duties hereunder to any entity, including an entity more than 50% of the stock of which is owned, directly or indirectly, by Citicorp; provided that such entity has been approved as a seller/servicer by Fannie Mae or FHLMC. Such delegation shall not, however, relieve CFM of its responsibility with respect to such duties.


                                   ARTICLE VII

                          SERVICER DEFAULT; RESIGNATION

      Section 7.01. Servicing Events of Default. (a) If any one of the following events ("Servicing Events of Default") shall occur and be continuing:

      (i) Any failure by the Servicer, if the Servicer is the Paying Agent, to distribute to Certificateholders any payment required under the terms of this Agreement or, if the Servicer is not the Paying Agent, to pay over or to cause to be paid over to the Paying Agent for such distribution, any payment so required or to remit to the Trustee for deposit in the Certificate Account any payment required to be made under the terms of this Agreement (including any payment required to be made by the Servicer pursuant to Section 3.08) which failure continues unremedied for a period of (A) ten Business Days after the date on which written notice of such failure shall have been given to the Servicer by or on behalf of the Trustee, or to the Servicer and the Trustee by the Holders of the Required Amount of Certificates if the Servicer falls to distribute or remit the full amount of a required payment as the result of an error in calculating the amount of such required payment or (B) three Business Days after written notice of such failure shall have been given to the Servicer as provided above if the Servicer falls to distribute or remit the full amount of a required payment for any reason other than as a result of an error in calculation; or

      (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any of its covenants or agreements set forth in this Agreement, which failure (A) materially adversely affects the rights of the Certificateholders and (B) continues unremedied for a period of 60 Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by or on behalf of the Trustee, or to the Servicer and the Trustee by the Holders of the Required Amount of Certificates; or

      (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (iv) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property, or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (v) On any date, the Cumulative Loss Percentage is greater than the Maximum Loss Percentage; or

      (vi) The occurrence of any other event specified in Section 14.02 as a Servicing Event of Default;

then the Trustee, acting upon the instructions of the Required Amount of Certificates, may remove the Servicer as such under this Agreement. The Servicer shall continue to act as servicer under this Agreement for a period commencing on the date on which such Servicing Event of Default occurred and ending on the last day of the calendar quarter in which such Servicing Event of Default occurred, unless prior to the end of such period a successor Service shall have been appointed pursuant to this Section 7.01 or the Trustee shall have notified the Servicer of the Trustee's election to assume the Servicer's servicing responsibilities and obligations at an earlier date.

      (b) Each party agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Servicer's servicing activities that comes to the attention of such party from time to time.

      (c) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel acceptable to the Trustee at the expense of the Servicer to such effect.

      (d) No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

      (e) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

      (f) Any collections then being held by the Servicer prior to its removal or resignation and any collections received by the Servicer thereafter shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

      (g) Upon removal or resignation of the Servicer, the Trustee may (A) solicit bids for a successor servicer as described below or (B) assume the servicing responsibilities and obligations hereunder as Servicer. If the Trustee elects to solicit bids for a successor Servicer, the Trustee agrees to act as Servicer during the solicitation process and shall assume all duties of the Servicer (except as otherwise provided in this Agreement). The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or FHLMC for first and second mortgage loans and having equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Trustee as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer and the Trustee (up to a maximum equal to the Servicing Fee) together with the other servicing compensation provided in Section 3.13; provided, that if the Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation; provided, further, that if the Trustee becomes the successor Servicer then the Servicer agrees to pay to the Trustee at such time that the Trustee becomes successor Servicer a set-up fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Fund. The Trustee shall be obligated to serve as successor Servicer whether or not such set-up fee is paid, but shall in any event be entitled to receive, and to enforce payment of, such fee first from the Servicer and, to the extent not paid by the Servicer, from the Trust Fund.

      (h) In the event the Trustee elects to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with subsection (g) above. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price it will pay to obtain servicing. The Trustee shall deduct from any sum received from the successor Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

      (i) The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors and each Rating Agency of the transfer of servicing. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions and shall promptly transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the P&I Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is removed, the Servicer agrees to reimburse the Trust, the Trustee and the Holders for the costs and expenses associated with the transfer of servicing to the successor Servicer (less any amount paid to the Trustee pursuant to the last two sentences of subsection (g) above).

      (j) The Trustee or other successor Servicer, upon assuming the duties of Servicer, shall (i) unless each Rating Agency has confirmed that recordation is not required, record all assignments of Mortgage Loans not previously recorded in the name of the Trustee and (ii) make all Delinquency Advances and Compensating Interest payments and deposit them to the P&I Account which the Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that the Trustee or such successor Servicer shall only be required to make Delinquency Advances (including Delinquency Advances described in this subsection (j)) if, in it's good faith judgment, such Delinquency Advances will ultimately be recoverable from the Mortgage Loans.

      (k) The Trustee shall give notice to the Holders, the Depositor and each Rating Agency of the occurrence of any event described in subsection (a) above of which the Trustee has knowledge.


                                  ARTICLE VIII

                                   THE TRUSTEE

      Section 8.01. Duties of the Trustee. The Trustee, prior to the occurrence of an Servicing Event of Default and after the curing of all Servicing Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicing Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall not be responsible for the accuracy or content of any such instrument furnished by the Servicer or the Depositor. If any such instrument is found not to confirm in any material respect to the requirements of this Agreement, the Trustee shall request a satisfactorily corrected instrument.

      No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

      (a) Prior to the occurrence of a Servicing Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

      (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

      (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of the Required

Amount of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

      (d) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) or a Servicing Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure at its Corporate Trust Office from the Depositor, the Servicer or the Holders of the Required Amount of Certificates;

      (e) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and nothing in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

      (f) Except as specifically required by this Agreement, and without limiting the generality of this Section 8.01, the Trustee shall have no duty to
(A) see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement, or to see to the maintenance of any thereof or to any refiling, rerecording or redepositing of any thereof, (B) see to any insurance, or (C) see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

      Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

      (a) The Trustee may rely and shall be protected in acting, or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instruments, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) The Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

      (c) Whenever in the administration of this Agreement the Trustee or its agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, including any action by the Trustee pursuant to Section 10.01, the Trustee or its agent (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely upon any Officer's Certificate;

      (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicing Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

      (e) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

      (f) Prior to the occurrence of a Servicing Event of Default and after the curing of all Servicing Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by the Holders of the Required Amount of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable security or indemnity from such Holders against such cost, expense or liability as a condition to such investigation. Nothing in this subsection (f) shall derogate the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

      (g) The Trustee may appoint agents (which may include the Depositor and its Affiliates) to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations under this Agreement;

      (h) The Trustee shall not be required to give any bond or surety in connection with the execution of the Trust created hereby or the powers granted hereunder; and

      (i) The Trustee shall in no event be liable to any Holder for any special, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.
The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of CFMSI and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Mortgage Document Custodial Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by CFMSI of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the P&I Account or Escrow Account. The Trustee shall have no liability for any losses incurred as a result of (i) any failure of the Trust Fund to qualify as the specified separate Constituent REMICs, (ii) any termination, inadvertent or otherwise, of the status of the Trust Fund as the specified separate Constituent REMICs, (iii) any tax on prohibited transactions imposed by Code Section 860F(a)(1), (iv) any tax on net income from foreclosure property imposed by Code Section 860G(c), (v) any tax on contributions to any Constituent REMIC after the Startup Day imposed by Code Section 860G(d) or (vi) any erroneous calculation or determination or any act or omission of the Servicer hereunder; provided, that the Trustee shall not be excused hereby from liability for its own negligence, bad faith or failure to perform its duties as specified herein.

      Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of one or more of the Certificates with the same rights as it would have if it were not Trustee and may otherwise deal with the Depositor and its Affiliates as if it were not the Trustee.

      Section 8.05. Trustee's Fees and Expenses. The Trustee shall receive compensation and reimbursement of expenses pursuant to Section 13.01 and Section
4.11. The Trustee and any director, officer or employee of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred or paid to third parties (other than salaries paid to employees, and allocable overhead, of the Trustee) in connection with its acceptance and administration of its trusts hereunder or under the Certificates, except any such expense, loss or liability as may arise from its negligence, bad faith or willful misconduct or which is the responsibility of the Certificateholders hereunder. The Trustee and any director, officer or employee of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or reasonable expense incurred by the Trustee in performing its duties as tax matters partner for each Constituent REMIC, except for any such expense, loss or liability as may arise from its negligence, bad faith or willful misconduct in the performance of such duties. The provisions of this
Section 8.05 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

      The Trustee, each Co-Certificate Registrar, the Mortgage Note Custodian, the Mortgage Document Custodian, each Depository, each Co-Paying Agent, each Authenticating Agent and any agent appointed pursuant to Section 8.02 are entitled to indemnification from the Depositor, and will be held harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. Such indemnification shall survive the payment of the Certificates and termination of the Trust Fund, as well as the resignation or removal of CFM as Servicer, and for purposes of such indemnification the negligence, bad faith or willful misconduct of any of the entities enumerated in the preceding sentence shall not be imputed to, or adversely affect, the right of any other enumerated entity to be entitled to indemnification.

      Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or a national banking association, other than an Affiliate of the Depositor, having its principal office in the same state as that in which the initial Trustee under this Agreement has its principal office (or in the State of New York) and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $30,000,000 and subject to supervision or examination by federal or state authority and having a deposit rating in the category of at least "A" from each Rating Agency. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

      Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If at any time the Trustee shall cease to be eligible in accordance with
Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

      The Trustee may also be removed at any time (i) by the Depositor, (a) if the Trustee ceases to be eligible to continue as such under this Agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under this Agreement, which breach materially adversely affects the Certificateholders, (c) if through the performance or nonperformance of certain actions by the Trustee, the rating assigned to the Certificates would be lowered or (d) if the credit rating of the Trustee is downgraded to a level which would result in the rating assigned to the Certificates to be lowered; or (ii) by the holders of Certificates evidencing more than 50% of the Voting Interest of the Certificates then outstanding and more than 50% of the Percentage Interests of the Residual Certificates.

      Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

      Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the predecessor Trustee shall amend the Mortgage Document Custodial Agreement and the Mortgage Note Custodial Agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do other such things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

      No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under Section 8.06.

      Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

      Section 8.09. Merger or Consolidation of Trustee. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary and desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicing Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to the Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

      Every separate trustee and co-trustee shall, to the extent permitted by law and by the instrument appointing such separate trustee or co-trustee, be appointed and act subject to the following provisions and conditions:

      (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

      (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

      (c) The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 8.11. Tax Returns. (a) The Trustee shall prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year for each Constituent REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders, the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Startup Day, the Servicer shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as may otherwise be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code. Such federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules.

      (b) In the first federal income tax return of each of the Constituent REMICs for its short taxable year ending December 31 in the year in which the Startup Day occurs, REMIC status shall be elected for such taxable year and all succeeding taxable years.

      (c) The Trustee will maintain such records relating to each of the Constituent REMICs, including but not limited to the income, expenses, assets and liabilities thereof, and the adjusted basis of the property thereof determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

      (d) Each Holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 8.11, by Section 5.02 and by the "REMIC-Related Provisions" set forth in Section 12.04.

      Section 8.12. Appointment of Authenticating Agent. At any time when any of the Certificates remain outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include CFMSI or any of its Affiliates) which shall be authorized to act on behalf of the Trustee to authenticate Certificates, and Certificates so authenticated shall be entitled to the benefit of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference made in this Agreement to the authentication and delivery of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Depositor and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.12, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.12.

      Any corporation or national banking association into which an Authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section 8.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with this Section 8.12, the Trustee may appoint a successor acceptable to the Depositor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12.

      Any reasonable compensation paid to an Authenticating Agent for its services under this Section 8.12 shall be a reimbursable expense pursuant to
Section 8.05 if paid by the Trustee.

      If an appointment is made pursuant to this Section 8.12, the Certificates may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

 "This is one of the Certificates referred to in the within-mentioned Agreement.


                             _______________________
                                   As Trustee


                            By_______________________
                              Authenticating Agent


                            By_______________________
                            Authenticating Signature"


                                   ARTICLE IX

                                   TERMINATION

      Section 9.01. Termination upon Repurchase by Depositor or Liquidation of all Mortgage Loans. The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust Fund created hereby shall terminate upon (a) the repurchase on a Distribution Date by the Depositor of all of the Mortgage Loans in each Loan Group and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund in each Loan Group at a price equal to the sum of (i) 100% of the Loan Balance of each Mortgage Loan as of the related Determination Date, together with accrued interest thereon to (but not including) such Distribution Date at the related Mortgage Note Rate, (ii) unreimbursed Servicing Advances and Delinquency Advances (other than such payments and advances in respect of interest in excess of the Investor Rate on the Mortgage Loans made prior to the date of repurchase, whereupon such Delinquency Advances and Servicing Advances will be deemed reimbursed to the Servicer), and (iii) the appraised value of any REO Property in the Trust Fund (up to the related Loan Balance, and less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee, or (b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan and (ii) the payment to the Certificateholders and to the Insurer, as subrogee of any Insured Certificates, of all amounts required to be paid to them pursuant to this Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the lawful descendants of Joseph P. Kennedy, the late Ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. Such termination shall occur only in connection with a "qualified liquidation" of each Constituent REMIC within the meaning of Code Section 860F(a)(4)(A), pursuant to which the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund and make all required distributions to Certificateholders within 90 days of the adoption of a plan of complete liquidation. For this purpose, the notice of termination described in the next paragraph shall be the adoption of a plan of complete liquidation described in Code Section 860F(a)(4)(A)(i), which shall be deemed to occur on the date the first such notice is mailed. Such date shall be specified in the final federal income tax return of each Constituent REMIC constituting the Trust Fund. The right of the Depositor to repurchase all of the Mortgage Loans on any Distribution Date pursuant to clause (a) above shall be conditioned upon (A) the Pool Balance, at the time of such repurchase and after giving effect to distributions to be made on such Distribution Date, being less than 5% of the Initial Pool Balance plus any Additional Loan Balance and (B) any other condition set forth in Article XII. Any other method of termination or repurchase of the Trust Fund than as set forth above must be based on the receipt by the Trustee of an Opinion of Counsel or other evidence that such termination or repurchase will be part of a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A), will not adversely affect the status of the Trust Fund as the separate Constituent REMICs under the Code and will not otherwise subject the Trust Fund to any tax. The payment made by the Depositor under clause (a) above shall be in addition to (but not in duplication of any part of) the distribution that would otherwise be made on the Certificates on such Distribution Date. The Depositor shall have the right, in its sole discretion, to transfer its right to repurchase the Mortgage Loans pursuant to clause (a) above to any third party of its choice.

      Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders mailed not earlier than 30 days nor more than 60 days prior to such Distribution Date specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation arid surrender of the Certificates at the office therein designated, (B) the amount of such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Depositor shall provide such notice to the Trustee prior to the time at which such notice is required to be given to Certificateholders and, if applicable, to the Certificate Registrar, the Mortgage Note Custodian and the Paying Agent at the time such notice given to the Certificateholders. In the event such notice is given, the Depositor shall deposit in the Certificate Account or the account designated by the Paying Agent if the Depositor is not the Paying Agent, on the Business Day preceding the Distribution Date for such final distribution, an amount equal to the final payment in respect of the Certificates. Upon certification to the Trustee by an Authorized Officer of the Depositor following such final deposit to the effect that all conditions set forth in this Article IX have been met, the Trustee shall promptly release to the Depositor or its designee the Mortgage Files for the Mortgage Loans.

      In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. Interest shall not accrue for the period of any delay in the payment of a Certificate resulting from the failure of a Holder to surrender the Certificate in accordance herewith.


                                    ARTICLE X

                               GENERAL PROVISIONS

      Section 10.01. Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity or error, (b) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (c) to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (d) to comply with any requirements imposed by the Code, (e) to establish a "qualified reserve fund" within the meaning of Code Section 860G(a)(7)(B) or (f) to maintain the status of the Trust Fund as separate Constituent REMICs. This Agreement may also be amended by the Depositor, the Servicer and the Trustee, without Certificateholder consent, if the Depositor delivers an Opinion of Counsel acceptable to the Trustee and any Insurer to the effect that such amendment will not materially adversely affect the interests of the Certificateholders or the Insurer, respectively. The Trustee hereby agrees to execute and deliver any amendment to this Agreement provided by the Depositor to it, that conforms to the applicable provisions of the preceding two sentences of this paragraph provided, however, that the Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

      This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Interest of the Certificates affected by such amendment (after giving effect to the first proviso to the definition of "Outstanding"; and provided that if any Class of Certificates is affected differently in any material respect by such amendment than the other affected Classes, the consent of the Holders of Certificates evidencing 66-2/3% of the Voting Interest of each such differently affected Class shall be required) and, if the Residual Certificates or any Insurer are materially and adversely affected by such amendment, 66-2/3% of the Percentage Interests of the Residual Certificates so affected, or such Insurer, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that (i) in connection with any such amendment, the Depositor shall deliver an Opinion of Counsel acceptable to the Trustee (x) identifying any Class of Certificates that may be affected differently in any material respect than the other affected Classes (or stating that there is no such differently affected Class) and (y) identifying any Class whose Certificateholders would not be affected by such amendment and (ii) no such amendment shall, without the consent of the Holders of all Certificates then Outstanding, (a) reduce in any manner the amount of, or delay the timing of, collections or payments received on Mortgage Loans or distributions which are required to be made on any Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment. Promptly after the execution of any such amendment or consent the Trustee shall furnish or cause to be furnished written notification of the substance of such amendment (or a copy thereof) to each Certificateholder.

      It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe. Any proposed amendment is subject to the receipt by the Trustee, at the expense of the party proposing such amendment (or at the expense of the Trust Fund if proposed by the Trustee) that the amendment will not cause any Constituent REMIC to fail to qualify as a REMIC or subject any Constituent REMIC to tax.

      Prior to entering into any amendment pursuant to this Section, the Trustee may request and rely upon an Opinion of Counsel stating that the proposed amendment is permissible under this Agreement and that all conditions precedent, if any, to the entering into of such amendment have been fulfilled.

      Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated and in which this Agreement may be recorded, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at its expense upon request of the Trustee, who will act at the direction of the Holders of a majority by Percentage Interest of the Residual Certificates, but only upon request of the Trustee accompanied by an Opinion of Counsel, provided at the expense of such Holders, to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that recordation of this Agreement shall not be required unless recordation of each assignment relating to the Mortgages is required to be made pursuant to Section 7.01.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners (except to the extent provided in Code Section 860F(e) with respect to Holders of Residual Certificates) or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof as hereinbefore provided, and unless also the Holders of the Required Amount of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 10.04. Governing Law. This Agreement and the Certificates issued pursuant to this Agreement shall be construed in accordance with the laws of the State of New York, provided that the immunities and standards of care of the Trustee shall be governed by the law of the jurisdiction in which is located its Corporate Trust Office.

      Section 10.05. Intention of Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by CFMSI on behalf of the Certificateholders that it intends hereby to establish and maintain (for federal income tax purposes) one or more "real estate mortgage investment conduits" within the meaning of Code Section 860D and CFMSI and the Trustee are hereby granted all necessary powers to further such intent.

      Section 10.06. Notices. All communications relating to this Agreement including all demands and notices shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, to the applicable address for notices set forth in Article XII or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice; provided that notices to the Trustee shall be effective only upon receipt.

      Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 10.08. Assignment. Except as provided in Sections 6.02, 6.04 and 6.06, this Agreement may not be assigned by CFMSI or CFM without the prior written consents of the Trustee and the Holders of Certificates aggregating not less than 66-2/3% of the Principal Balance then Outstanding (after giving effect to the first proviso to the definition of "Outstanding") and 66-2/3% of the Percentage Interests of the Residual Certificates then Outstanding.

      Section 10.09. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that the Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates upon due authentication thereof by the Trustee are and shall be deemed fully paid.

      Section 10.10. No Usurious Intent. The amount of interest paid or payable on any Certificate shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest which, under applicable New York law or any applicable United States federal law, could be lawfully contracted for, charged or received.

      Section 10.11. Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, which taken together shall constitute one and the same instrument.


                                   ARTICLE XI
                                  DEPOSITORIES

      Section 11.01. Depositories. The Depositor may at any time and from time to time in its discretion transfer the Certificate Account, the P&I Account or any Escrow Account to a bank, savings and loan association or trust company organized under the laws of the United States or any State thereof (an "eligible depository"). Upon such transfer, such transferee bank, savings and loan association or trust company shall be deemed to be a Depository with respect to the account or accounts so transferred. In the event that the long-term debt obligations of any Depository of the Certificate Account, P&I Account or Escrow Account shall be rated at less than A by Fitch if Fitch is a Rating Agency, or the short-term debt obligations of such Depository shall be rated by S&P at less than A-1 if S&P is a Rating Agency, by Fitch at less than F-1 if Fitch is a Rating Agency and by Moody's at less than P-1 if Moody's is a Rating Agency (the "Ratings Requirements") and such account does not otherwise meet the requirements of this Section 11.01, then within five Business Days of such reduction, the Depositor shall (A) transfer or direct the Trustee in writing to transfer the Certificate Account, P&I Account or Escrow Account to an eligible depository satisfying the Ratings Requirements, (B) establish another account in the corporate trust department of the Trustee or if such Trustee has a long-term and short-term debt rating at least equal to the Rating Requirements, in any department of the Trustee (the "Alternative Certificate Account", the "Alternative P&I Account" or the "Alternative Escrow Account", as the case may
be) and direct the Servicer to remit in accordance with this Agreement any funds deposited into the Escrow Account to the Alternative Escrow Account, and direct the Servicer to remit in accordance with this Agreement any funds deposited into the Certificate Account or the P&I Account to the Alternative Certificate Account or Alternative P&I Account, respectively, (C) (i) cause such Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which shall be held by the Trustee or its agent free and clear of the lien of any third party, in a manner conferring on the Trustee a perfected first lien and otherwise reasonably satisfactory to the Trustee; such pledge in either case to secure such Depository's performance of its obligations in respect of the Certificate Account, P&I Account or Escrow Account to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day a Depository or CFMSI, as the case may be, pledges securities pursuant to this subsection (C), the Depositor, any Insurer and the Trustee shall have received the written assurance of each Rating Agency that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the Certificates (with respect to any Insured Certificates, without reference to the Insurance Policy), (D) establish an account or accounts or enter into an agreement so that the existing Certificate Account, P&I Account or Escrow Account is supported by a letter of credit or some other form of credit support which Depositor of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the Rating Requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, the Depositor, any Insurer and the Trustee shall have received written assurance from each Rating Agency that the establishment of such an account or the entering into of such an agreement so that the existing Certificate Account, P&I Account or Escrow Account is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the Certificates (with respect to any Insured Certificates, without reference to the Insurance Policy), (E) establish another account which constitutes an Eligible Account or (F) make such other arrangements as to which the Depositor, any Insurer and the Trustee have received prior written assurance from each Rating Agency that such arrangement will not result in a reduction or withdrawal of the then-current rating on the Certificates. In the event that the rating on the Certificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the Certificates shall be the rating assigned to the Certificates prior to any such downgrade (and with respect to any Insured Certificates, without reference to the Insurance Policy).

Appendix 1
                             TRANSFEREE'S AFFIDAVIT

                          AFFIDAVIT PURSUANT TO SECTION
                           860E(e)(4) OF THE INTERNAL
                        REVENUE CODE OF 1986, AS AMENDED
STATE OF         )
                 ):
COUNTY OF         )

      [             ], being first duly sworn, deposes and says:

      1. That he is [______________] of [_____________] (the "Investor"), a
[state type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he makes this affidavit.

      2. That the Investor's Taxpayer Identification Number is [______________].

      3. That the Investor is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder as of [ , ], and that the Investor is not acquiring a CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-__ Class [LR] [R] Certificate (the "Residual Certificate") for the account of, or as agent (including a broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign governments any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not appointed by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan the investment of which is regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and/or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of a Plan.

      4. That the Investor historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Investor intends to pay taxes associated with holding the Residual Certificate as they become due.

      5. That the Investor understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated by the Residual Certificate.

      6. That the Investor will not transfer the Residual Certificate to any person or entity as to which the Investor has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Investor has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

      7. That the investor (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" shall mean an individual, corporation, partnership or other person other than a "U.S. Person." "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any jurisdiction thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

      8. That the Investor agrees to such amendments of the Pooling and Servicing Agreement dated as of ________1 , 2000 between CitiFinancial Mortgage Securities Inc., CitiFinancial Mortgage Company and The Chase Manhattan Bank, as Trustee (the "Pooling and Servicing Agreement") as may be required to further effectuate the restrictions on transfer of the CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-__ Residual Certificate to such a "disqualified organization," an agent thereof, an "ERISA Prohibited Holder" or a person that does not satisfy the requirements of paragraphs 4, 5 and 7 hereof.

      9. That the Investor consents to the irrevocable designation of the Trustee as its agent to act as "tax matters person" of the [Lower-Tier] [Upper-Tier] REMIC pursuant to the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [________] this ____ day of 20__.

                                            [________________]


                                            By:_______________
                                            Name:
                                            Title:

         COUNTY OF     )
                       ):
         STATE OF      )

      Personally appeared before me the above-named [___________], known or proved to me to be the same person who executed the foregoing instrument and to be the [___________] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

      Subscribed and sworn to before me this ___ day of ________ 20___.


                                       2